Exhibit 99.2
EARNINGS RELEASE FINANCIAL SUPPLEMENT
FIRST QUARTER 2007

JPMORGAN CHASE & CO. TABLE OF CONTENTS

JPMORGAN CHASE & CO. CONSOLIDATED FINANCIAL HIGHLIGHTS (in millions, except per share, ratio and headcount data)

	QUARTERLY TRENDS
							1Q07 Change
	1Q07		4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
SELECTED INCOME STATEMENT DATA
Total Net Revenue (a)	$18,968		$16,193	$15,545	$15,086	$15,175	17%	25%
Provision for Credit Losses	1,008		1,134	812	493	831	(11)	21
Total Noninterest Expense	10,628		9,885	9,796	9,382	9,780	8	9

Income from Continuing Operations (after-tax)	4,787		3,906	3,232	3,484	3,027	23	58
Income from Discontinued Operations (after-tax) (b)	-		620	65	56	54	NM	NM
Net Income	4,787		4,526	3,297	3,540	3,081	6	55

PER COMMON SHARE:
Basic Earnings
Income from Continuing Operations	$1.38		$1.13	$0.93	$1.00	$0.87	22	59
Net Income	1.38		1.31	0.95	1.02	0.89	5	55

Diluted Earnings
Income from Continuing Operations	$1.34		$1.09	$0.90	$0.98	$0.85	23	58
Net Income	1.34		1.26	0.92	0.99	0.86	6	56

Cash Dividends Declared	0.34		0.34	0.34	0.34	0.34	-	-
Book Value	34.45		33.45	32.75	31.89	31.19	3	10
Closing Share Price	48.38		48.30	46.96	42.00	41.64	-	16
Market Capitalization	165,280		167,199	162,835	145,764	144,614	(1)	14

COMMON SHARES OUTSTANDING:
Weighted-Average Diluted Shares Outstanding	3,559.5		3,578.6	3,574.0	3,572.2	3,570.8	(1)	-
Common Shares Outstanding at Period-end	3,416.3		3,461.7	3,467.5	3,470.6	3,473.0	(1)	(2)

FINANCIAL RATIOS : (c)
Income from Continuing Operations:
Return on Common Equity (“ROE”)	17%		14%	11%	13%	11%
Return on Equity-Goodwill (“ROE-GW”) (d)	27		22	19	21	19
Return on Assets (“ROA”) (e)	1.41		1.14	0.98	1.05	0.98
Net Income:
ROE	17		16	12	13	12
ROE-GW (d)	27		26	19	22	20
ROA (f)	1.41		1.32	1.00	1.06	1.00

CAPITAL RATIOS:
Tier 1 Capital Ratio	8.5	(h)	8.7	8.6	8.5	8.5
Total Capital Ratio	11.8	(h)	12.3	12.1	12.0	12.1

SELECTED BALANCE SHEET DATA (Period-end)
Total Assets	$1,408,918		$1,351,520	$1,338,029	$1,328,001	$1,273,282	4	11
Wholesale Loans	168,194		183,742	179,403	178,215	164,799	(8)	2
Consumer Loans	281,571		299,385	284,141	276,889	267,282	(6)	5
Deposits	630,184		638,788	582,115	593,716	584,465	(1)	8
Common Stockholders’ Equity	117,704		115,790	113,561	110,684	108,337	2	9

Headcount	176,314		174,360	171,589	172,423	170,787	1	3

LINE OF BUSINESS EARNINGS
Investment Bank	$1,540		$1,009	$976	$839	$850	53	81
Retail Financial Services	859		718	746	868	881	20	(2)
Card Services	765		719	711	875	901	6	(15)
Commercial Banking	304		256	231	283	240	19	27
Treasury & Securities Services	263		256	256	316	262	3	-
Asset Management	425		407	346	343	313	4	36
Corporate (g)	631		1,161	31	16	(366)	(46)	NM

Net Income	$4,787		$4,526	$3,297	$3,540	$3,081	6	55

(a)	As a result of the adoption on January 1, 2007, of SFAS 157, the Firm recognized a benefit, in the current quarter, of $166 million related to the incorporation of an adjustment to the valuation of the Firm’s derivative liabilities and other liabilities measured at fair value that reflects the credit quality of the Firm and a benefit of $464 million related to valuation adjustments on nonpublic private equity investments.
(b)	On October 1, 2006, the Firm completed the exchange of selected corporate trust businesses including trustee, paying agent, loan agency and document management services for the consumer, business banking and middle-market banking businesses of The Bank of New York. The results of operations of these corporate trust businesses are being reported as discontinued operations for each of the periods presented.
(c)	Quarterly ratios are based upon annualized amounts.
(d)	Income from continuing operations and Net income applicable to common stock divided by Total average common equity (net of goodwill). The Firm uses Return on equity less goodwill, a non-GAAP financial measure, to evaluate the operating performance of the Firm. The Firm also utilizes this measure to facilitate comparisons to competitors.
(e)	Income from continuing operations divided by Total average assets less average Assets of discontinued operations held-for-sale.
(f)	Net income divided by Total average assets.
(g)	Includes the after-tax impact of discontinued operations, recoveries related to material litigation actions, tax audit benefits and Merger costs. See Corporate for additional details.
(h)	Estimated.

JPMORGAN CHASE & CO. STATEMENTS OF INCOME (in millions, except per share, and ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
REVENUE
Investment Banking Fees	$1,739	$1,565	$1,416	$1,370	$1,169	11%	49%
Principal Transactions (a) (b)	4,471	2,591	2,737	2,741	2,709	73	65
Lending & Deposit Related Fees	895	895	867	865	841	-	6
Asset Management, Administration and Commissions (b)	3,186	3,173	2,842	2,966	2,874	-	11
Securities Gains (Losses)	2	35	40	(502)	(116)	(94)	NM
Mortgage Fees and Related Income	476	75	62	213	241	NM	98
Credit Card Income	1,563	1,645	1,567	1,791	1,910	(5)	(18)
Other Income	518	522	635	464	554	(1)	(6)

Noninterest Revenue	12,850	10,501	10,166	9,908	10,182	22	26

Interest Income	16,636	16,097	15,157	14,617	13,236	3	26
Interest Expense	10,518	10,405	9,778	9,439	8,243	1	28

Net Interest Income	6,118	5,692	5,379	5,178	4,993	7	23

TOTAL NET REVENUE	18,968	16,193	15,545	15,086	15,175	17	25

Provision for Credit Losses	1,008	1,134	812	493	831	(11)	21

NONINTEREST EXPENSE
Compensation Expense	6,234	4,985	5,390	5,268	5,548	25	12
Occupancy Expense	640	625	563	553	594	2	8
Technology, Communications and Equipment Expense	922	997	911	876	869	(8)	6
Professional & Outside Services (b)	1,200	1,246	1,111	1,085	1,008	(4)	19
Marketing	482	614	550	526	519	(21)	(7)
Other Expense (c)	735	948	877	631	816	(22)	(10)
Amortization of Intangibles	353	370	346	357	355	(5)	(1)
Merger Costs	62	100	48	86	71	(38)	(13)

TOTAL NONINTEREST EXPENSE	10,628	9,885	9,796	9,382	9,780	8	9

Income from Continuing Operations before Income Tax Expense	7,332	5,174	4,937	5,211	4,564	42	61
Income Tax Expense	2,545	1,268	1,705	1,727	1,537	101	66

Income from Continuing Operations (after-tax)	4,787	3,906	3,232	3,484	3,027	23	58
Income from Discontinued Operations (after-tax) (d)	-	620	65	56	54	NM	NM

NET INCOME	$4,787	$4,526	$3,297	$3,540	$3,081	6	55

DILUTED EARNINGS PER SHARE
Income from Continuing Operations (after-tax)	$1.34	$1.09	$0.90	$0.98	$0.85	23	58
Income from Discontinued Operations (after-tax) (d)	-	0.17	0.02	0.01	0.01	NM	NM

Net Income	$1.34	$1.26	$0.92	$0.99	$0.86	6	56

FINANCIAL RATIOS
Income from Continuing Operations:
ROE	17%	14%	11%	13%	11%
ROE-GW	27	22	19	21	19
ROA	1.41	1.14	0.98	1.05	0.98
Net Income:
ROE	17	16	12	13	12
ROE-GW	27	26	19	22	20
ROA	1.41	1.32	1.00	1.06	1.00
Effective Income Tax Rate (e)	35	25	35	33	34
Overhead Ratio	56	61	63	62	64

EXCLUDING IMPACT OF MERGER COSTS (f)
Income from Continuing Operations	$4,787	$3,906	$3,232	$3,484	$3,027	23	58
Less Merger Costs (after-tax)	38	62	30	53	44	(39)	(14)

Income from Continuing Operations Excluding Merger Costs	$4,825	$3,968	$3,262	$3,537	$3,071	22	57

Diluted Per Share:
Income from Continuing Operations	$1.34	$1.09	$0.90	$0.98	$0.85	23	58
Less Merger Costs (after-tax)	0.01	0.02	0.01	0.01	0.01	(50)	-

Income from Continuing Operations Excluding Merger Costs	$1.35	$1.11	$0.91	$0.99	$0.86	22	57

(a)	As a result of the adoption on January 1, 2007, of SFAS 157, the Firm recognized a benefit, in the current quarter, of $166 million related to the incorporation of an adjustment to the valuation of the Firm’s derivative liabilities and other liabilities measured at fair value that reflects the credit quality of the Firm and a benefit of $464 million related to valuation adjustments on nonpublic private equity investments.
(b)	Certain transaction costs that were previously reported in Revenue have been reclassified to Noninterest expense. Revenue and Noninterest expense have been reclassified for all periods presented.
(c)	Insurance recoveries related to settlement of the Enron and WorldCom class action litigations and for certain other material legal proceedings were $137 million, $17 million, $260 million and $98 million for the quarters ended December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
(d)	On October 1, 2006, the Firm completed the exchange of selected corporate trust businesses including trustee, paying agent, loan agency and document management services for the consumer, business banking and middle-market banking businesses of The Bank of New York. The results of operations of these corporate trust businesses are being reported as discontinued operations for each of the periods presented.
(e)	Based on Income from continuing operations.
(f)	Income from continuing operations excluding Merger costs, a non-GAAP financial measure, is used by the Firm to facilitate comparison of results against the Firm’s ongoing operations and with other companies’ U.S. GAAP financial statements.

JPMORGAN CHASE & CO. CONSOLIDATED BALANCE SHEETS
(in millions)

						Mar 31, 2007
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2007	2006	2006	2006	2006	2006	2006
ASSETS
Cash and Due from Banks	$31,836	$40,412	$36,279	$38,390	$36,903	(21)%	(14)%
Deposits with Banks	30,973	13,547	17,130	14,437	10,545	129	194
Federal Funds Sold and Securities Purchased under Resale Agreements (a)	144,306	140,524	156,194	157,438	153,755	3	(6)
Securities Borrowed	84,800	73,688	89,222	87,377	93,280	15	(9)
Trading Assets:
Debt and Equity Instruments	373,684	310,137	289,891	295,604	259,275	20	44
Derivative Receivables	49,647	55,601	58,265	54,075	52,750	(11)	(6)
Securities	97,029	91,975	86,548	78,022	67,126	5	45
Interests in Purchased Receivables (b)	-	-	-	-	29,029	NM	NM
Loans (Net of Allowance for Loan Losses) (a)	442,465	475,848	456,488	448,028	424,806	(7)	4
Private Equity Investments	6,788	6,359	5,905	5,974	6,499	7	4
Accrued Interest and Accounts Receivable	23,663	22,891	21,178	24,418	21,657	3	9
Premises and Equipment	8,728	8,735	8,553	8,910	8,985	-	(3)
Goodwill	45,063	45,186	43,372	43,498	43,899	-	3
Other Intangible Assets:
Mortgage Servicing Rights	7,937	7,546	7,378	8,247	7,539	5	5
Purchased Credit Card Relationships	2,758	2,935	2,982	3,138	3,243	(6)	(15)
All Other Intangibles	4,205	4,371	4,078	4,231	4,832	(4)	(13)
Other Assets (a)	55,036	51,765	53,181	54,981	49,159	6	12
Assets of discontinued operations held-for-sale (c)	-	-	1,385	1,233	-	NM	NM

TOTAL ASSETS	$1,408,918	$1,351,520	$1,338,029	$1,328,001	$1,273,282	4	11

LIABILITIES
Deposits:
U.S. Offices:
Noninterest-Bearing	$123,942	$132,781	$117,197	$127,311	$128,982	(7)	(4)
Interest-Bearing (a)	342,368	337,812	310,401	312,517	309,779	1	11
Non-U.S. Offices:
Noninterest-Bearing	8,104	7,662	3,761	6,442	6,591	6	23
Interest-Bearing (a)	155,770	160,533	150,756	147,446	139,113	(3)	12

Total Deposits	630,184	638,788	582,115	593,716	584,465	(1)	8
Federal Funds Purchased and Securities Sold under Repurchase Agreements (a)	218,917	162,173	188,395	175,055	151,006	35	45
Commercial Paper	25,354	18,849	18,135	18,554	15,933	35	59
Other Borrowed Funds (a)	17,215	18,053	16,252	10,921	14,400	(5)	20
Trading Liabilities:
Debt and Equity Instruments	96,606	90,488	106,784	105,445	104,160	7	(7)
Derivative Payables	50,316	57,469	58,462	52,630	55,938	(12)	(10)
Accounts Payable, Accrued Expenses and Other Liabilities (including the Allowance for Lending-Related Commitments)	87,603	88,096	73,585	82,569	73,693	(1)	19
Beneficial Interests Issued by Consolidated VIEs (a)	13,109	16,184	16,254	15,432	42,237	(19)	(69)
Long-Term Debt (a)	139,877	133,421	126,619	125,280	112,133	5	25
Junior Subordinated Deferrable Interest Debentures Held by Trusts that Issued Guaranteed Capital Debt Securities	12,033	12,209	13,309	10,827	10,980	(1)	10
Liabilities of discontinued operations held-for-sale (c)	-	-	24,558	26,888	-	NM	NM

TOTAL LIABILITIES	1,291,214	1,235,730	1,224,468	1,217,317	1,164,945	4	11

STOCKHOLDERS’ EQUITY
Common Stock	3,658	3,658	3,658	3,658	3,645	-	-
Capital Surplus	77,760	77,807	77,457	77,098	76,153	-	2
Retained Earnings (a) (d)	48,105	43,600	40,283	38,208	35,892	10	34
Accumulated Other Comprehensive Income (Loss)	(1,482)	(1,557)	(526)	(1,218)	(1,017)	5	(46)
Treasury Stock, at Cost	(10,337)	(7,718)	(7,311)	(7,062)	(6,336)	(34)	(63)

TOTAL STOCKHOLDERS’ EQUITY	117,704	115,790	113,561	110,684	108,337	2	9

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,408,918	$1,351,520	$1,338,029	$1,328,001	$1,273,282	4	11

(a)	Includes fair value amounts related to designated assets, liabilities or commitments for which the Firm has elected the fair value option of accounting. The Firm early adopted SFAS 157 and SFAS 159 effective January 1, 2007.
(b)	As a result of restructuring certain multi-seller conduits the Firm administers, during the second quarter of 2006, JPMorgan Chase deconsolidated $29 billion of Interests in Purchased Receivables, $3 billion of Loans and $1 billion of Securities, and recorded $33 billion of Lending-Related Commitments.
(c)	On October 1, 2006, the Firm completed the exchange of selected corporate trust businesses, including trustee, paying agent, loan agency and document management services, for the consumer, business banking and middle-market banking businesses of The Bank of New York. As a result of this transaction, assets and liabilities of this business were reclassified and reported as discontinued operations for the periods ended September 30, 2006 and June 30, 2006. JPMorgan Chase did not reclassify any Assets or Liabilities of discontinued operations held-for-sale at March 31, 2006.
(d)	The cumulative effect of changes in accounting principles increased Retained earnings as a result of implementing SFAS 157, SFAS 159 and FIN 48 was $922 million (after-tax) in the first quarter of 2007.

JPMORGAN CHASE & CO. CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
AVERAGE BALANCES
ASSETS
Deposits with Banks	$16,224	$19,736	$31,291	$39,193	$20,672	(18)%	(22)%
Federal Funds Sold and Securities Purchased under Resale Agreements (a)	135,499	144,744	125,618	128,740	129,268	(6)	5
Securities Borrowed	78,768	82,184	82,216	86,742	84,220	(4)	(6)
Trading Assets - Debt Instruments	257,079	218,188	213,164	204,551	185,679	18	38
Securities	95,326	89,962	78,029	82,845	60,216	6	58
Interests in Purchased Receivables (b)	-	-	-	26,221	30,028	NM	NM
Loans (a)	467,453	484,140	461,673	442,601	429,043	(3)	9

Total Interest-Earning Assets	1,050,349	1,038,954	991,991	1,010,893	939,126	1	12
Trading Assets - Equity Instruments	88,791	81,985	75,366	70,045	70,762	8	25
Goodwill	37,341	37,868	35,338	35,586	36,759	(1)	2
Other Intangible Assets:
Mortgage Servicing Rights	7,784	7,295	8,048	7,937	6,642	7	17
All Other Intangible Assets	14,923	14,773	15,250	15,456	14,127	1	6
All Other Noninterest-Earning Assets (a)	179,727	181,732	159,482	170,919	161,517	(1)	11
Assets of discontinued operations held-for-sale (c)	-	-	23,664	23,033	19,424	NM	NM

TOTAL ASSETS	$1,378,915	$1,362,607	$1,309,139	$1,333,869	$1,248,357	1	10

LIABILITIES
Interest-Bearing Deposits (a)	$498,717	$487,368	$451,509	$449,782	$419,903	2	19
Federal Funds Purchased and Securities Sold under Repurchase Agreements	199,252	198,166	192,674	184,943	158,818	1	25
Commercial Paper	22,339	18,787	19,207	17,484	15,310	19	46
Other Borrowings (a) (d)	95,664	96,499	101,366	103,150	107,702	(1)	(11)
Beneficial Interests Issued by Consolidated VIEs (a)	15,993	15,769	13,630	43,470	42,192	1	(62)
Long-Term Debt (a)	148,146	140,515	133,279	125,723	118,875	5	25

Total Interest-Bearing Liabilities	980,111	957,104	911,665	924,552	862,800	2	14
Noninterest-Bearing Liabilities	282,559	290,741	262,843	278,229	259,936	(3)	9
Liabilities of discontinued operations held-for-sale (c)	-	-	22,825	22,131	18,317	NM	NM

TOTAL LIABILITIES	1,262,670	1,247,845	1,197,333	1,224,912	1,141,053	1	11

Preferred Stock	-	-	-	-	137	NM	NM
Common Stockholders’ Equity (a)	116,245	114,762	111,806	108,957	107,167	1	8

TOTAL STOCKHOLDERS’ EQUITY	116,245	114,762	111,806	108,957	107,304	1	8

TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$1,378,915	$1,362,607	$1,309,139	$1,333,869	$1,248,357	1	10

AVERAGE RATES
INTEREST-EARNING ASSETS
Deposits with Banks	4.65%	5.18%	4.46%	4.43%	4.31%
Federal Funds Sold and Securities Purchased under Resale Agreements	4.95	4.71	4.55	3.81	3.74
Securities Borrowed	5.42	4.56	4.28	3.89	3.51
Trading Assets - Debt Instruments	5.99	5.45	5.28	5.33	5.61
Securities	5.68	5.57	5.70	5.45	5.34
Interests in Purchased Receivables	NM	NM	NM	4.92	4.47
Loans	7.53	7.35	7.37	7.25	7.06
Total Interest-Earning Assets	6.45	6.17	6.08	5.82	5.75

INTEREST-BEARING LIABILITIES
Interest-Bearing Deposits	4.06	3.99	3.93	3.67	3.43
Federal Funds Purchased and Securities Sold under Repurchase Agreements	5.09	4.86	4.63	4.30	3.90
Commercial Paper	4.89	4.76	4.78	4.31	3.97
Other Borrowings (d)	5.07	4.75	5.13	4.93	5.16
Beneficial Interests Issued by Consolidated VIEs	3.82	3.96	4.16	4.86	3.92
Long-Term Debt	3.85	4.34	4.08	4.34	4.21
Total Interest-Bearing Liabilities	4.35	4.31	4.26	4.09	3.87

INTEREST RATE SPREAD	2.10%	1.86%	1.82%	1.73%	1.88%

NET YIELD ON INTEREST-EARNING ASSETS	2.39%	2.19%	2.17%	2.07%	2.19%

NET YIELD ON INTEREST-EARNING ASSETS ADJUSTED FOR SECURITIZATIONS	2.73%	2.54%	2.54%	2.50%	2.67%

(a)	Includes fair value amounts related to designated assets, liabilities or commitments for which the Firm has elected the fair value option of accounting. The Firm early adopted SFAS 157 and SFAS 159 effective January 1, 2007.
(b)	As a result of restructuring certain multi-seller conduits the Firm administers, during the second quarter of 2006, JPMorgan Chase deconsolidated $29 billion of Interests in Purchased Receivables, $3 billion of Loans and $1 billion of Securities, and recorded $33 billion of Lending-Related Commitments.
(c)	As a result of the transaction with The Bank of New York, for purposes of the consolidated average balance sheet for assets and liabilities transferred to discontinued operations, JPMorgan Chase used Federal funds sold interest income as a reasonable estimate of the earnings on corporate trust deposits for the periods prior to the close of the transaction; therefore, JPMorgan Chase transferred to Assets of discontinued operations held-for-sale average Federal funds sold, along with the related interest income earned, and transferred to Liabilities of discontinued operations held-for-sale average corporate trust deposits.
(d)	Includes securities sold but not yet purchased.

JPMORGAN CHASE & CO. RECONCILIATION FROM REPORTED TO MANAGED SUMMARY
(in millions)
The Firm prepares its Consolidated financial statements using accounting principles generally accepted in the United States of America (“U.S. GAAP”). That presentation, which is referred to as “reported basis,” provides the reader with an understanding of the Firm’s results that can be tracked consistently from year to year and enables a comparison of the Firm’s performance with other companies’ U.S. GAAP financial statements. In addition to analyzing the Firm’s results on a reported basis, management reviews the Firm’s and the lines’ of business results on a “managed” basis, which is a non-GAAP financial measure. The Firm’s definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications that assumes credit card loans securitized by Card Services remain on the balance sheet and presents revenue on a fully taxable-equivalent (“FTE”) basis. These adjustments do not have any impact on Net income as reported by the lines of business or by the Firm as a whole. The impact of these adjustments are summarized below. For additional information about managed basis, please refer to the Glossary of Terms on page 32.

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
CREDIT CARD INCOME
Credit Card Income - Reported	$1,563	$1,645	$1,567	$1,791	$1,910	(5)%	(18)%
Impact of:
Credit Card Securitizations	(746)	(726)	(721)	(937)	(1,125)	(3)	34

Credit Card Income - Managed	$817	$919	$846	$854	$785	(11)	4

OTHER INCOME
Other Income - Reported	$518	$522	$635	$464	$554	(1)	(6)
Impact of:
Tax-Equivalent Adjustments	110	195	165	170	146	(44)	(25)

Other Income - Managed	$628	$717	$800	$634	$700	(12)	(10)

TOTAL NONINTEREST REVENUE
Total Noninterest Revenue - Reported	$12,850	$10,501	$10,166	$9,908	$10,182	22	26
Impact of:
Credit Card Securitizations	(746)	(726)	(721)	(937)	(1,125)	(3)	34
Tax-Equivalent Adjustments	110	195	165	170	146	(44)	(25)

Total Noninterest Revenue - Managed	$12,214	$9,970	$9,610	$9,141	$9,203	23	33

NET INTEREST INCOME
Net Interest Income - Reported	$6,118	$5,692	$5,379	$5,178	$4,993	7	23
Impact of:
Credit Card Securitizations	1,339	1,319	1,328	1,498	1,574	2	(15)
Tax-Equivalent Adjustments	70	53	57	47	71	32	(1)

Net Interest Income - Managed	$7,527	$7,064	$6,764	$6,723	$6,638	7	13

TOTAL NET REVENUE
Total Net Revenue - Reported	$18,968	$16,193	$15,545	$15,086	$15,175	17	25
Impact of:
Credit Card Securitizations	593	593	607	561	449	-	32
Tax-Equivalent Adjustments	180	248	222	217	217	(27)	(17)

Total Net Revenue - Managed	$19,741	$17,034	$16,374	$15,864	$15,841	16	25

PROVISION FOR CREDIT LOSSES
Provision for Credit Losses - Reported	$1,008	$1,134	$812	$493	$831	(11)	21
Impact of:
Credit Card Securitizations	593	593	607	561	449	-	32

Provision for Credit Losses - Managed	$1,601	$1,727	$1,419	$1,054	$1,280	(7)	25

INCOME TAX EXPENSE
Income Tax Expense - Reported	$2,545	$1,268	$1,705	$1,727	$1,537	101	66
Impact of:
Tax-Equivalent Adjustments	180	248	222	217	217	(27)	(17)

Income Tax Expense - Managed	$2,725	$1,516	$1,927	$1,944	$1,754	80	55

JPMORGAN CHASE & CO. LINE OF BUSINESS FINANCIAL HIGHLIGHTS - MANAGED BASIS
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
TOTAL NET REVENUE (FTE)
Investment Bank	$6,254	$4,860	$4,816	$4,329	$4,828	29%	30%
Retail Financial Services	4,106	3,728	3,555	3,779	3,763	10	9
Card Services	3,680	3,750	3,646	3,664	3,685	(2)	-
Commercial Banking	1,003	1,018	933	949	900	(1)	11
Treasury & Securities Services	1,526	1,537	1,499	1,588	1,485	(1)	3
Asset Management	1,904	1,947	1,636	1,620	1,584	(2)	20
Corporate	1,268	194	289	(65)	(404)	NM	NM

TOTAL NET REVENUE	$19,741	$17,034	$16,374	$15,864	$15,841	16	25

NET INCOME (LOSS)
Investment Bank	$1,540	$1,009	$976	$839	$850	53	81
Retail Financial Services	859	718	746	868	881	20	(2)
Card Services	765	719	711	875	901	6	(15)
Commercial Banking	304	256	231	283	240	19	27
Treasury & Securities Services	263	256	256	316	262	3	-
Asset Management	425	407	346	343	313	4	36
Corporate (a)	631	1,161	31	16	(366)	(46)	NM

TOTAL NET INCOME (b)	$4,787	$4,526	$3,297	$3,540	$3,081	6	55

AVERAGE EQUITY (c)
Investment Bank	$21,000	$21,000	$21,000	$21,000	$20,000	-	5
Retail Financial Services	16,000	16,000	14,300	14,300	13,896	-	15
Card Services	14,100	14,100	14,100	14,100	14,100	-	-
Commercial Banking	6,300	6,300	5,500	5,500	5,500	-	15
Treasury & Securities Services	3,000	2,200	2,200	2,200	2,545	36	18
Asset Management	3,750	3,500	3,500	3,500	3,500	7	7
Corporate	52,095	51,662	51,206	48,357	47,626	1	9

TOTAL AVERAGE EQUITY	$116,245	$114,762	$111,806	$108,957	$107,167	1	8

RETURN ON EQUITY (c)
Investment Bank	30%	19%	18%	16%	17%
Retail Financial Services	22	18	21	24	26
Card Services	22	20	20	25	26
Commercial Banking	20	16	17	21	18
Treasury & Securities Services	36	46	46	58	42
Asset Management	46	46	39	39	36
(a)	Includes the after-tax impact of discontinued operations, insurance recoveries related to material litigation actions, tax audit benefits and Merger costs. See Corporate for additional details.
(b)	Net income includes Income from discontinued operations (after-tax) of $620 million, $65 million, $56 million and $54 million for the quarters ended December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. There was no Income from discontinued operations in the first quarter of 2007.
(c)	Each business segment is allocated capital by taking into consideration stand-alone peer comparisons, economic risk measures and regulatory capital requirements. The amount of capital assigned to each business is referred to as equity. Effective January 1, 2006, the Firm refined its methodology to allocate capital to the business segments to include any goodwill associated with line of business-directed acquisitions since the Merger.

JPMORGAN CHASE & CO. INVESTMENT BANK
FINANCIAL HIGHLIGHTS (in millions, except ratio data)

	QUARTERLY TRENDS
							1Q07 Change
	1Q07		4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT
REVENUE
Investment Banking Fees	$1,729		$1,580	$1,419	$1,368	$1,170	9%	48%
Principal Transactions (a) (b)	3,126		2,327	2,548	2,157	2,480	34	26
Lending & Deposit Related Fees	93		119	127	134	137	(22)	(32)
Asset Management, Administration and Commissions (b)	641		569	512	583	576	13	11
All Other Income	42		91	159	3	275	(54)	(85)

Noninterest Revenue	5,631		4,686	4,765	4,245	4,638	20	21
Net Interest Income	623	(f)	174	51	84	190	258	228

TOTAL NET REVENUE (c)	6,254		4,860	4,816	4,329	4,828	29	30

Provision for Credit Losses	63		63	7	(62)	183	-	(66)
Credit Reimbursement from TSS (d)	30		31	30	30	30	(3)	-

NONINTEREST EXPENSE
Compensation Expense	2,637		1,880	2,093	1,961	2,256	40	17
Noncompensation Expense (b)	1,194		1,325	1,151	1,130	1,064	(10)	12

TOTAL NONINTEREST EXPENSE	3,831		3,205	3,244	3,091	3,320	20	15

Income Before Income Tax Expense	2,390		1,623	1,595	1,330	1,355	47	76
Income Tax Expense	850		614	619	491	505	38	68

NET INCOME	$1,540		$1,009	$976	$839	$850	53	81

FINANCIAL RATIOS
ROE	30%		19%	18%	16%	17%
ROA	0.95		0.62	0.62	0.50	0.53
Overhead Ratio	61		66	67	71	69
Compensation Expense as a % of Total Net Revenue (e)	42		38	42	44	41

REVENUE BY BUSINESS
Investment Banking Fees:
Advisory	$472		$482	$436	$352	$389	(2)	21
Equity Underwriting	393		327	275	364	212	20	85
Debt Underwriting	864		771	708	652	569	12	52

Total Investment Banking Fees	1,729		1,580	1,419	1,368	1,170	9	48
Fixed Income Markets	2,592		2,061	2,468	2,131	2,076	26	25
Equity Markets	1,539		958	658	580	1,262	61	22
Credit Portfolio	394		261	271	250	320	51	23

Total Net Revenue	$6,254		$4,860	$4,816	$4,329	$4,828	29	30

REVENUE BY REGION
Americas	$3,366		$2,535	$2,803	$2,110	$2,153	33	56
Europe/Middle East/Africa	2,251		1,886	1,714	1,796	2,025	19	11
Asia/Pacific	637		439	299	423	650	45	(2)

Total Net Revenue	$6,254		$4,860	$4,816	$4,329	$4,828	29	30

(a)	As a result of the adoption on January 1, 2007, of SFAS 157, the IB recognized a benefit, in the current quarter, of $166 million in Net revenue (primarily in Credit Portfolio, but with smaller impacts to Equity Markets and Fixed Income Markets) relating to the incorporation of an adjustment to the valuation of the Firm’s derivative liabilities and other liabilities measured at fair value that reflects the credit quality of the Firm.
(b)	Certain transaction costs, previously reported within Revenue, have been reclassified to Noninterest expense. Revenue and Noninterest expense have been reclassified for all periods presented.
(c)	Total net revenue includes tax-equivalent adjustments, primarily due to tax-exempt income from municipal bond investments and income tax credits related to affordable housing investments, of $152 million, $218 million, $197 million, $193 million and $194 million for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006.
(d)	Treasury & Securities Services (“TSS”) is charged a credit reimbursement related to certain exposures managed within the Investment Bank (“IB”) credit portfolio on behalf of clients shared with TSS.
(e)	For the quarters ended December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, the Compensation expense to Total net revenue ratio is adjusted to present this ratio as if SFAS 123R had always been in effect. IB management believes that adjusting the Compensation expense to Total net revenue ratio for the incremental impact of adopting SFAS 123R provides a more meaningful measure of IB’s Compensation expense to Total net revenue ratio for 2006.
(f)	Net Interest Income for the quarter ended March 31, 2007 increased from the prior quarter primarily due to the adoption of SFAS 159. For certain IB structured notes elected, all components of earnings are reported in Principal Transactions, this caused a shift between Principal Transactions and Net Interest Income in the current quarter.

JPMORGAN CHASE & CO. INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount, ratio and rankings data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
SELECTED BALANCE SHEETS DATA (Average)
Total Assets	$658,724	$645,993	$626,245	$672,056	$646,220	2%	2%
Trading Assets - Debt and Equity Instruments	335,118	295,317	283,915	268,091	252,415	13	33
Trading Assets - Derivative Receivables	56,398	59,802	53,184	55,692	49,388	(6)	14
Loans:
Loans Retained (a)	59,873	60,947	61,623	59,026	53,678	(2)	12
Loans Held-for-Sale (b)	12,784	23,743	24,030	19,920	19,212	(46)	(33)

Total Loans	72,657	84,690	85,653	78,946	72,890	(14)	-
Adjusted Assets (c)	572,017	548,628	539,278	530,057	492,304	4	16
Equity	21,000	21,000	21,000	21,000	20,000	-	5

Headcount	23,892	23,729	23,447	22,914	21,705	1	10

CREDIT DATA AND QUALITY STATISTICS
Net Charge-offs (Recoveries)	$(6)	$10	$(8)	$(12)	$(21)	NM	71
Nonperforming Assets:
- Nonperforming Loans (d)	92	231	420	488	434	(60)	(79)
- Other Nonperforming Assets	36	38	36	37	50	(5)	(28)
Allowance for Loan Losses	1,037	1,052	1,010	1,038	1,117	(1)	(7)
Allowance for Lending-Related Commitments	310	305	292	249	220	2	41

Net Charge-off (Recovery) Rate (a) (b)	(0.04)%	0.07%	(0.05)%	(0.08)%	(0.16)%
Allowance for Loan Losses to Average Loans (a) (b)	1.76	1.73	1.64	1.76	2.08
Allowance for Loan Losses to Nonperforming Loans (d)	1,178	461	253	248	305
Nonperforming Loans to Average Loans	0.13	0.27	0.49	0.62	0.60

MARKET RISK - AVERAGE TRADING AND CREDIT PORTFOLIO VAR
Trading Activities:
Fixed Income	$45	$51	$63	$52	$60	(12)	(25)
Foreign Exchange	19	20	24	25	20	(5)	(5)
Equities	42	35	32	24	32	20	31
Commodities and Other	34	35	46	52	47	(3)	(28)
Diversification (e)	(58)	(58)	(82)	(74)	(68)	-	15

Total Trading VAR	82	83	83	79	91	(1)	(10)

Credit Portfolio VAR (f)	13	15	14	14	14	(13)	(7)
Diversification (e)	(12)	(11)	(8)	(9)	(11)	(9)	(9)

Total Trading and Credit Portfolio VAR	$83	$87	$89	$84	$94	(5)	(12)

	March 31, 2007 YTD		Full Year 2006
MARKET SHARES AND RANKINGS (g)	Market Share	Rankings	Market Share	Rankings
Global Debt, Equity and Equity-Related	8%	# 2	7%	# 2
Global Syndicated Loans	15%	# 1	14%	# 1
Global Long-Term Debt	8%	# 2	6%	# 3
Global Equity and Equity-Related	13%	# 1	7%	# 6
Global Announced M&A	23%	# 2	22%	# 4
U.S. Debt, Equity and Equity-Related	11%	# 2	9%	# 3
U.S. Syndicated Loans	27%	# 1	26%	# 1
U.S. Long-Term Debt	12%	# 2	12%	# 2
U.S. Equity and Equity-Related	19%	# 1	8%	# 6
U.S. Announced M&A	39%	# 2	28%	# 4
(a)	Loans retained include credit portfolio, conduit loans, leveraged leases, bridge loans for underwriting, other accrual loans and certain loans carried at fair value. Average loans carried at fair value were $900 million for the quarter ended March 31, 2007. This amount is excluded from Total loans for the allowance coverage ratio and Net charge-off rate.
(b)	Loans held-for-sale (which include loan syndications and warehouse loans held as part of the IB’s mortgage-backed, asset-backed and other securitization businesses) are excluded from the allowance coverage ratio and Net charge-off rate. Loans held-for-sale for the quarter ended March 31, 2007 reflect the impact of reclassifying approximately $12.0 billion of Loans held-for-sale to Trading assets as a result of the adoption of SFAS 159 effective January 1, 2007.
(c)	Adjusted assets, a non-GAAP financial measure, equals Total assets minus (1) Securities purchased under resale agreements and Securities borrowed less securities sold, not yet purchased; (2) assets of variable interest entities (VIEs) consolidated under FIN 46R; (3) cash and securities segregated and on deposit for regulatory and other purposes; and (4) goodwill and intangibles. The amount of adjusted assets is presented to assist the reader in comparing the IB’s asset and capital levels to other investment banks in the securities industry. Asset-to-equity leverage ratios are commonly used as one measure to assess a company’s capital adequacy. The IB believes an adjusted asset amount that excludes the assets discussed above, which are considered to have a low risk profile, provides a more meaningful measure of balance sheet leverage in the securities industry.
(d)	Nonperforming loans include Loans held-for-sale of $4 million, $3 million, $21 million, $70 million and $68 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively, which are excluded from the allowance coverage ratios. Nonperforming loans exclude distressed HFS loans purchased as part of IB’s proprietary activities (beginning January 1, 2007, fair value accounting was elected for this portfolio).
(e)	Average VARs are less than the sum of the VARs of its market risk components, which is due to risk offsets resulting from portfolio diversification. The diversification effect reflects the fact that the risks are not perfectly correlated. The risk of a portfolio of positions is therefore usually less than the sum of the risks of the positions themselves.
(f)	Includes VAR on derivative credit and debt valuation adjustments, hedges of the credit valuation adjustment and mark-to-market hedges of the retained loan portfolio, which are all reported in Principal Transactions. This VAR does not include the retained loan portfolio, which is not marked to market.
(g)	Source: Thomson Financial Securities data. Global announced M&A is based on rank value; all other rankings are based upon proceeds, with full credit to each book manager/equal if joint. Because of joint assignments, market share of all participants will add up to more than 100%.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS (in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT
REVENUE
Lending & Deposit Related Fees	$423	$430	$406	$390	$371	(2)%	14%
Asset Management, Administration and Commissions	263	293	326	366	437	(10)	(40)
Securities Gains (Losses)	-	(5)	(7)	(39)	(6)	NM	NM
Mortgage Fees and Related Income (a)	482	111	67	204	236	334	104
Credit Card Income	142	143	136	129	115	(1)	23
All Other Income	179	176	170	163	48	2	273

Noninterest Revenue	1,489	1,148	1,098	1,213	1,201	30	24
Net Interest Income	2,617	2,580	2,457	2,566	2,562	1	2

TOTAL NET REVENUE	4,106	3,728	3,555	3,779	3,763	10	9

Provision for Credit Losses	292	262	114	100	85	11	244

NONINTEREST EXPENSE
Compensation Expense (a)	1,065	950	886	901	920	12	16
Noncompensation Expense (a)	1,224	1,211	1,142	1,246	1,207	1	1
Amortization of Intangibles	118	130	111	112	111	(9)	6

TOTAL NONINTEREST EXPENSE	2,407	2,291	2,139	2,259	2,238	5	8

Income Before Income Tax Expense	1,407	1,175	1,302	1,420	1,440	20	(2)
Income Tax Expense	548	457	556	552	559	20	(2)

NET INCOME	$859	$718	$746	$868	$881	20	(2)

FINANCIAL RATIOS
ROE	22%	18%	21%	24%	26%
Overhead Ratio	59	61	60	60	59
Overhead Ratio Excluding Core Deposit Intangibles (b)	56	58	57	57	57

SELECTED BALANCE SHEETS (Ending)
Assets	$212,997	$237,887	$227,056	$233,748	$235,127	(10)	(9)
Loans, including Trading Loans (c) (d)	188,468	213,504	205,554	203,928	202,591	(12)	(7)
Deposits	221,840	214,081	198,260	198,273	200,154	4	11

SELECTED BALANCE SHEETS (Average)
Assets	$217,135	$235,301	$225,307	$234,097	$231,587	(8)	(6)
Loans, including Trading Loans (e) (f)	190,979	211,654	203,307	201,635	198,797	(10)	(4)
Deposits	216,933	211,915	198,967	199,075	194,382	2	12
Equity	16,000	16,000	14,300	14,300	13,896	-	15

Headcount	67,247	65,570	61,915	62,450	62,472	3	8

CREDIT DATA AND QUALITY STATISTICS
Net Charge-offs	$185	$214	$128	$113	$121	(14)	53
Nonperforming Loans (g)	1,655	1,677	1,404	1,339	1,349	(1)	23
Nonperforming Assets	1,910	1,902	1,595	1,520	1,537	-	24
Allowance for Loan Losses	1,453	1,392	1,306	1,321	1,333	4	9

Net Charge-off Rate (e) (f)	0.46%	0.45%	0.27%	0.24%	0.27%
Allowance for Loan Losses to Ending Loans (c) (d)	0.89	0.77	0.69	0.69	0.71
Allowance for Loan Losses to Nonperforming Loans (g)	94	89	95	99	100
Nonperforming Loans to Total Loans	0.88	0.79	0.68	0.66	0.67
(a)	As a result of the adoption of SFAS 159, certain loan origination costs have been reclassified to Expense (previously netted against Revenue) in the quarter ended March 31, 2007.
(b)	Retail Financial Services uses the overhead ratio (excluding the amortization of core deposit intangibles (“CDI”)), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation results in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this would result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excludes Regional Banking’s core deposit intangible amortization expense related to the Bank of New York transaction and the Merger of $116 million, $130 million, $109 million, $110 million and $109 million for the quarters ending March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
(c)	End-of-period Loans include prime mortgage loans accounted for at fair value under SFAS 159 of $11.6 billion at March 31, 2007. These loans are classified as Trading Assets on the Consolidated balance sheet and are not included in the allowance coverage ratio.
(d)	End-of-period Loans include Loans held-for-sale of $13.4 billion, $32.7 billion, $17.0 billion, $11.8 billion and $14.3 billion at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are not included in the allowance coverage ratios.
(e)	Average loans include prime mortgage loans accounted for at fair value under SFAS 159 of $6.5 billion for the quarter ended March 31, 2007. These loans are classified as Trading Assets on the Consolidated balance sheet and are not included in the Net charge-off rate.
(f)	Average loans include Loans held-for-sale of $21.7 billion, $21.2 billion, $14.0 billion, $12.9 billion and $16.4 billion for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are not included in the Net charge-off rate.
(g)	Nonperforming loans include Loans held-for-sale of $112 million, $116 million, $24 million, $9 million and $16 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are not included in the allowance coverage ratios.

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
REGIONAL BANKING
Noninterest Revenue	$793	$678	$855	$851	$820	17%	(3)%
Net Interest Income	2,299	2,229	2,107	2,212	2,220	3	4

Total Net Revenue	3,092	2,907	2,962	3,063	3,040	6	2
Provision for Credit Losses	233	165	53	70	66	41	253
Noninterest Expense	1,729	1,730	1,611	1,746	1,738	-	(1)
Income Before Income Tax Expense	1,130	1,012	1,298	1,247	1,236	12	(9)
Net Income	690	619	744	764	757	11	(9)

ROE	24%	21%	29%	30%	31%
Overhead Ratio	56	60	54	57	57
Overhead Ratio Excluding Core Deposit Intangibles (a)	52	55	51	53	54

BUSINESS METRICS (in billions)
Home Equity Origination Volume	$12.7	$12.9	$13.3	$14.0	$11.7	(2)	9
End of Period Loans Owned:
Home Equity	$87.7	$85.7	$80.4	$77.8	$75.3	2	16
Mortgage (b)	9.2	30.1	46.6	48.6	47.0	(69)	(80)
Business Banking	14.3	14.1	13.1	13.0	12.8	1	12
Education	11.1	10.3	9.4	8.3	9.5	8	17
Other Loans (c)	2.7	2.7	2.2	2.6	2.7	-	-

Total End of Period Loans	125.0	142.9	151.7	150.3	147.3	(13)	(15)
End of Period Deposits:
Checking	$69.3	$68.7	$59.8	$62.3	$64.9	1	7
Savings	100.1	92.4	86.9	89.1	91.0	8	10
Time and Other	42.2	43.3	41.5	36.5	34.2	(3)	23

Total End of Period Deposits	211.6	204.4	188.2	187.9	190.1	4	11
Average Loans Owned:
Home Equity	$86.3	$84.2	$78.8	$76.2	$74.1	2	16
Mortgage Loans (b)	8.9	40.8	47.8	47.1	44.6	(78)	(80)
Business Banking	14.3	14.0	13.0	13.0	12.8	2	12
Education	11.0	9.9	8.9	8.7	5.4	11	104
Other Loans (c)	3.0	2.7	2.2	2.6	3.0	11	-

Total Average Loans (d)	123.5	151.6	150.7	147.6	139.9	(19)	(12)
Average Deposits:
Checking	$67.3	$65.5	$60.3	$62.6	$63.0	3	7
Savings	96.7	92.2	88.1	89.8	89.3	5	8
Time and Other	42.5	43.0	39.0	35.4	32.4	(1)	31

Total Average Deposits	206.5	200.7	187.4	187.8	184.7	3	12
Average Assets	135.9	162.5	159.1	164.6	157.1	(16)	(13)
Average Equity	11.8	11.9	10.2	10.2	9.8	(1)	20

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
REGIONAL BANKING (continued)

CREDIT DATA AND QUALITY STATISTICS
30+ Day Delinquency Rate (e) (f)	1.93%	2.02%	1.57%	1.48%	1.36%
Net Charge-offs
Home Equity	$68	$51	$29	$30	$33	33%	106%
Mortgage	20	21	14	9	12	(5)	67
Business Banking	25	38	19	16	18	(34)	39
Other Loans	13	27	1	13	7	(52)	86

Total Net Charge-offs	126	137	63	68	70	(8)	80

Net Charge-off Rate
Home Equity	0.32%	0.24%	0.15%	0.16%	0.18%
Mortgage	0.91	0.20	0.12	0.08	0.11
Business Banking	0.71	1.08	0.58	0.49	0.57
Other Loans (d)	0.55	1.15	0.05	0.55	0.56
Total Net Charge-off Rate (d) (g)	0.43	0.37	0.17	0.19	0.21

Nonperforming Assets (g) (h) (i)	$1,770	$1,725	$1,421	$1,349	$1,339	3	32

RETAIL BRANCH BUSINESS METRICS
Investment Sales Volume	$4,783	$4,101	$3,536	$3,692	$3,553	17	35

Number of:
Branches	3,071	3,079	2,677	2,660	2,638	(8) #	433 #
ATMs	8,560	8,506	7,825	7,753	7,400	54	1,160
Personal Bankers (j)	7,846	7,573	7,484	7,260	7,019	273	827
Sales Specialists (j)	3,712	3,614	3,471	3,376	3,318	98	394
Active Online Customers (in thousands) (k)	6,172	5,715	5,340	5,072	5,030	457	1,142
Checking Accounts (in thousands)	10,136	9,995	9,270	9,072	8,936	141	1,200

MORTGAGE BANKING
Production Revenue (l)	$400	$215	$197	$202	$219	86%	83%
Net Mortgage Servicing Revenue:
Loan Servicing Revenue	601	598	579	563	560	1	7
Changes in MSR Asset Fair Value:
Due to Inputs or Assumptions in Model (m)	108	38	(1,075)	491	711	184	(85)
Other Changes in Fair Value (n)	(378)	(372)	(327)	(392)	(349)	(2)	(8)
Derivative Valuation Adjustments and Other	(127)	(69)	824	(546)	(753)	(84)	83

Total Net Mortgage Servicing Revenue	204	195	1	116	169	5	21

Total Net Revenue	604	410	198	318	388	47	56
Noninterest Expense (l)	468	354	334	329	324	32	44
Income (Loss) Before Income Tax Expense	136	56	(136)	(11)	64	143	113
Net Income (Loss)	84	34	(83)	(7)	39	147	115

ROE	17%	8%	NM	NM	9%

Business Metrics (in billions)
Third Party Mortgage Loans Serviced (Ending)	$546.1	$526.7	$510.7	$497.4	$484.1	4	13
MSR Net Carrying Value (Ending)	7.9	7.5	7.4	8.2	7.5	5	5
Avg Mortgage Trading Loans and Loans Held-for-Sale (o)	23.8	17.9	10.5	9.8	13.0	33	83
Average Assets	38.0	29.8	22.4	23.9	27.1	28	40
Average Equity	2.0	1.7	1.7	1.7	1.7	18	18

Mortgage Origination Volume by Channel (in billions)
Retail	$10.9	$10.4	$10.1	$10.8	$9.1	5	20
Wholesale	10.0	9.0	7.7	8.7	7.4	11	35
Correspondent (Including Negotiated Transactions)	13.2	11.6	10.6	12.0	11.7	14	13

Total	34.1	31.0	28.4	31.5	28.2	10	21

JPMORGAN CHASE & CO. RETAIL FINANCIAL SERVICES FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
AUTO FINANCE
Noninterest Revenue	$131	$124	$110	$90	$44	6%	198%
Net Interest Income	279	287	285	308	291	(3)	(4)

Total Net Revenue	410	411	395	398	335	-	22
Provision for Credit Losses	59	97	61	30	19	(39)	211
Noninterest Expense	210	207	194	184	176	1	19
Income Before Income Tax Expense	141	107	140	184	140	32	1
Net Income	85	65	85	111	85	31	-

ROE	16%	11%	14%	19%	14%
ROA	0.80	0.60	0.77	0.98	0.73

Business Metrics (in billions)
Auto Origination Volume	$5.2	$5.0	$5.5	$4.5	$4.3	4	21
End-of-Period Loans and Lease Related Assets
Loans Outstanding	$39.7	$39.3	$38.1	$39.4	$41.0	1	(3)
Lease Financing Receivables	1.2	1.7	2.2	2.8	3.6	(29)	(67)
Operating Lease Assets	1.7	1.6	1.5	1.3	1.1	6	55

Total End-of-Period Loans and Lease Related Assets	42.6	42.6	41.8	43.5	45.7	-	(7)
Average Loans and Lease Related Assets
Loans Outstanding (p)	$39.4	$38.7	$38.9	$40.3	$41.2	2	(4)
Lease Financing Receivables	1.5	1.9	2.5	3.2	4.0	(21)	(63)
Operating Lease Assets	1.6	1.5	1.4	1.2	1.0	7	60

Total Average Loans and Lease Related Assets	42.5	42.1	42.8	44.7	46.2	1	(8)
Average Assets	43.2	43.1	43.8	45.6	47.3	-	(9)
Average Equity	2.2	2.4	2.4	2.4	2.4	(8)	(8)

Credit Quality Statistics
30+ Day Delinquency Rate	1.33%	1.72%	1.61%	1.37%	1.39%
Net Charge-offs
Loans	$58	$76	$63	$44	$48	(24)	21
Lease Receivables	1	1	2	1	3	-	(67)

Total Net Charge-offs	59	77	65	45	51	(23)	16
Net Charge-off Rate
Loans (p)	0.60%	0.78%	0.66%	0.45%	0.47%
Lease Receivables	0.27	0.21	0.32	0.13	0.30
Total Net Charge-off Rate (p)	0.59	0.75	0.64	0.43	0.46
Nonperforming Assets	$140	$177	$174	$171	$198	(21)	(29)
(a)	Regional Banking uses the overhead ratio (excluding the amortization of core deposit intangibles (“CDI”)), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation results in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this would result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excludes Regional Banking’s core deposit intangible amortization expense related to the Bank of New York transaction and the Merger of $116 million, $130 million, $109 million, $110 million and $109 million for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

(b)	As of January 1, 2007, $19.4 billion of held-for-investment prime mortgage loans were transferred from Retail Financial Services (“RFS”) to Treasury within the Corporate segment for risk management and reporting purposes. Although the loans, together with the responsibility for the investment management of the portfolio, were transferred to Treasury, the transfer has no impact on the financial results of Regional Banking. The balances reported at and for the quarter ended March 31, 2007, reflect primarily subprime mortgage loans owned.

(c)	Includes commercial loans derived from community development activities and, prior to July 1, 2006, insurance policy loans.

(d)	Average loans include Loans held-for-sale of $4.4 billion, $3.3 billion, $2.5 billion, $1.9 billion and $3.3 billion for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are not included in the Net charge-off rate.

(e)	Excludes delinquencies related to loans eligible for repurchase as well as loans repurchased from GNMA pools that are insured by government agencies of $975 million, $960 million, $880 million, $828 million and $942 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are excluded as reimbursement is proceeding normally.

(f)	Excludes loans that are 30 days past due and still accruing, which are insured by government agencies under the Federal Family Education Loan Program of $519 million, $464 million, $462 million, $416 million and $370 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are excluded as reimbursement is proceeding normally.

(g)	Excludes loans that are 90 days past due and still accruing, which are insured by government agencies under the Federal Family Education Loan Program of $178 million, $219 million, $189 million, $163 million and $156 million for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are excluded as reimbursement is proceeding normally.

(h)	Excludes Nonperforming assets related to loans eligible for repurchase as well as loans repurchased from GNMA pools that are insured by government agencies of $1.3 billion, $1.2 billion, $1.1 billion, $1.1 billion and $1.1 billion at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are excluded as reimbursement is proceeding normally.

(i)	Includes Nonperforming loans held-for-sale related to mortgage banking activities of $79 million, $11 million, $3 million, $9 million and $16 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

(j)	Excludes employees acquired as part of The Bank of New York transaction. Mapping of the existing Bank of New York acquired employee base into Chase employment categories is expected to be completed over the next year.

(k)	Includes Mortgage Banking and Auto Finance online customers.

(l)	As a result of the adoption of SFAS 159, certain loan origination costs have been reclassified to Expense (previously netted against Revenue) in the quarter ended March 31, 2007.

(m)	Represents MSR asset fair value adjustments due to changes in inputs, such as interest rates and volatility, as well as updates to assumptions used in the valuation model.

(n)	Includes changes in the MSR value due to servicing portfolio runoff (or time decay).

(o)	Includes $6.5 billion of prime mortgage loans for which the fair value option was elected under SFAS 159. These loans are classified as Trading Assets on the Consolidated balance sheets for the quarter ended March 31, 2007.

(p)	Average loans include Loans held-for-sale of $943 million, and $1.2 billion for the quarters ended September 30, 2006 and June 30, 2006, respectively. Average loans held-for-sale for the quarters ended March 31, 2007, December 31, 2006 and March 31, 2006 were insignificant. These amounts are not included in the Net charge-off rate.

JPMORGAN CHASE & CO. CARD SERVICES - MANAGED BASIS FINANCIAL HIGHLIGHTS (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT
REVENUE
Credit Card Income	$599	$697	$636	$653	$601	(14)%	-%
All Other Income	92	111	126	49	71	(17)	30

Noninterest Revenue	691	808	762	702	672	(14)	3
Net Interest Income	2,989	2,942	2,884	2,962	3,013	2	(1)

TOTAL NET REVENUE	3,680	3,750	3,646	3,664	3,685	(2)	-

Provision for Credit Losses (a)	1,229	1,281	1,270	1,031	1,016	(4)	21

NONINTEREST EXPENSE
Compensation Expense	254	242	251	251	259	5	(2)
Noncompensation Expense	803	915	823	810	796	(12)	1
Amortization of Intangibles	184	184	179	188	188	-	(2)

TOTAL NONINTEREST EXPENSE	1,241	1,341	1,253	1,249	1,243	(7)	-

Income Before Income Tax Expense	1,210	1,128	1,123	1,384	1,426	7	(15)
Income Tax Expense	445	409	412	509	525	9	(15)

NET INCOME	$765	$719	$711	$875	$901	6	(15)

Memo: Net Securitization Gains (Amortization)	$23	$32	$48	$(6)	$8	(28)	188

FINANCIAL METRICS
ROE	22%	20%	20%	25%	26%
Overhead Ratio	34	36	34	34	34
% of Average Managed Outstandings:
Net Interest Income	8.11	7.92	8.07	8.66	8.85
Provision for Credit Losses	3.34	3.45	3.56	3.01	2.99
Noninterest Revenue	1.88	2.17	2.13	2.05	1.97
Risk Adjusted Margin (b)	6.65	6.65	6.65	7.70	7.84
Noninterest Expense	3.37	3.61	3.51	3.65	3.65
Pretax Income (ROO)	3.28	3.04	3.14	4.05	4.19
Net Income	2.08	1.94	1.99	2.56	2.65

BUSINESS METRICS
Charge Volume (in billions)	$81.3	$93.4	$87.5	$84.4	$74.3	(13)	9
Net Accounts Opened (in thousands) (c)	3,439	14,392	4,186	24,573	2,718	(76)	27
Credit Cards Issued (in thousands)	152,097	154,424	139,513	136,685	112,446	(2)	35
Number of Registered Internet Customers (in millions)	24.3	22.5	20.4	19.1	15.9	8	53

Merchant Acquiring Business (d)
Bank Card Volume (in billions)	$163.6	$177.9	$168.7	$166.3	$147.7	(8)	11
Total Transactions (in millions)	4,465	4,968	4,597	4,476	4,130	(10)	8

(a)	Second quarter of 2006 includes a $90 million release of a $100 million special provision, originally recorded in the third quarter of 2005, related to Hurricane Katrina.

(b)	Represents Total Net Revenue less Provision for Credit Losses.

(c)	Fourth quarter of 2006 includes approximately 9 million accounts from the acquisition of the BP and Pier 1 Imports, Inc. private label portfolios. Second quarter of 2006 includes approximately 21 million accounts from the acquisition of the Kohl’s private label portfolio.

(d)	Represents 100% of the merchant acquiring business.

JPMORGAN CHASE & CO. CARD SERVICES - MANAGED BASIS FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount and ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
SELECTED ENDING BALANCES
Loans:
Loans on Balance Sheets	$78,173	$85,881	$78,587	$72,961	$64,691	(9)%	21%
Securitized Loans	68,403	66,950	65,245	66,349	69,580	2	(2)

Managed Loans	$146,576	$152,831	$143,832	$139,310	$134,271	(4)	9

SELECTED AVERAGE BALANCES
Managed Assets	$156,271	$153,973	$148,272	$144,284	$145,994	1	7
Loans:
Loans on Balance Sheets	$81,932	$81,489	$76,655	$68,185	$68,455	1	20
Securitized Loans	67,485	65,898	65,061	69,005	69,571	2	(3)

Managed Loans	$149,417	$147,387	$141,716	$137,190	$138,026	1	8

Equity	14,100	14,100	14,100	14,100	14,100	-	-

Headcount	18,749	18,639	18,696	18,753	18,801	1	-

MANAGED CREDIT QUALITY STATISTICS
Net Charge-offs	$1,314	$1,281	$1,280	$1,121	$1,016	3	29
Net Charge-off Rate	3.57%	3.45%	3.58%	3.28%	2.99%

Managed delinquency ratios
30+ days	3.07%	3.13%	3.17%	3.14%	3.10%
90+ days	1.52	1.50	1.48	1.52	1.39

Allowance for Loan Losses	$3,092	$3,176	$3,176	$3,186	$3,274	(3)	(6)
Allowance for Loan Losses to Period-end Loans	3.96%	3.70%	4.04%	4.37%	5.06%

JPMORGAN CHASE & CO. CARD RECONCILIATION OF REPORTED AND MANAGED DATA (in millions)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT DATA (a)
Credit Card Income
Reported Basis for the Period	$1,345	$1,423	$1,357	$1,590	$1,726	(5)%	(22)%
Securitization Adjustments	(746)	(726)	(721)	(937)	(1,125)	(3)	34

Managed Credit Card Income	$599	$697	$636	$653	$601	(14)	-

Net Interest Income
Reported Basis for the Period	$1,650	$1,623	$1,556	$1,464	$1,439	2	15
Securitization Adjustments	1,339	1,319	1,328	1,498	1,574	2	(15)

Managed Net Interest Income	$2,989	$2,942	$2,884	$2,962	$3,013	2	(1)

Total Net Revenue
Reported Basis for the Period	$3,087	$3,157	$3,039	$3,103	$3,236	(2)	(5)
Securitization Adjustments	593	593	607	561	449	-	32

Managed Total Net Revenue	$3,680	$3,750	$3,646	$3,664	$3,685	(2)	-

Provision for Credit Losses
Reported Basis for the Period (b)	$636	$688	$663	$470	$567	(8)	12
Securitization Adjustments	593	593	607	561	449	-	32

Managed Provision for Credit Losses (b)	$1,229	$1,281	$1,270	$1,031	$1,016	(4)	21

BALANCE SHEETS - AVERAGE BALANCES (a)
Total Average Assets
Reported Basis for the Period	$91,157	$90,283	$85,301	$77,371	$78,437	1	16
Securitization Adjustments	65,114	63,690	62,971	66,913	67,557	2	(4)

Managed Average Assets	$156,271	$153,973	$148,272	$144,284	$145,994	1	7

CREDIT QUALITY STATISTICS (a)
Net Charge-offs
Reported Net Charge-offs Data for the Period	$721	$688	$673	$560	$567	5	27
Securitization Adjustments	593	593	607	561	449	-	32

Managed Net Charge-offs	$1,314	$1,281	$1,280	$1,121	$1,016	3	29

(a)	JPMorgan Chase uses the concept of “managed receivables” to evaluate the credit performance and overall performance of the underlying credit card loans, both sold and not sold; as the same borrower is continuing to use the credit card for ongoing charges, a borrower’s credit performance will affect both the receivables sold under SFAS 140 and those not sold. Thus, in its disclosures regarding managed receivables, JPMorgan Chase treats the sold receivables as if they were still on the balance sheet in order to disclose the credit performance (such as net charge-off rates) of the entire managed credit card portfolio. Managed results exclude the impact of credit card securitizations on Total Net Revenue, the Provision for Credit Losses, Net Charge-Offs and Loan Receivables. Securitization does not change reported Net income versus managed earnings; however, it does affect the classification of items on the Consolidated Statements of Income and Consolidated Balance Sheets.

(b)	Second quarter of 2006 includes a $90 million release of a $100 million special provision, originally recorded in the third quarter of 2005, related to Hurricane Katrina.

JPMORGAN CHASE & CO. COMMERCIAL BANKING FINANCIAL HIGHLIGHTS (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT
REVENUE
Lending & Deposit Related Fees	$158	$155	$145	$147	$142	2%	11%
Asset Management, Administration and Commissions	23	20	16	16	15	15	53
All Other Income (a)	154	135	95	111	76	14	103

Noninterest Revenue	335	310	256	274	233	8	44
Net Interest Income	668	708	677	675	667	(6)	-

TOTAL NET REVENUE	1,003	1,018	933	949	900	(1)	11

Provision for Credit Losses	17	111	54	(12)	7	(85)	143

NONINTEREST EXPENSE
Compensation Expense	180	174	190	179	197	3	(9)
Noncompensation Expense	290	296	296	302	285	(2)	2
Amortization of Intangibles	15	15	14	15	16	-	(6)

TOTAL NONINTEREST EXPENSE	485	485	500	496	498	-	(3)

Income Before Income Tax Expense	501	422	379	465	395	19	27
Income Tax Expense	197	166	148	182	155	19	27

NET INCOME	$304	$256	$231	$283	$240	19	27

MEMO:
Revenue by Product:
Lending	$348	$359	$335	$331	$319	(3)	9
Treasury Services	556	576	551	566	550	(3)	1
Investment Banking	76	87	60	66	40	(13)	90
Other	23	(4)	(13)	(14)	(9)	NM	NM

Total Commercial Banking Revenue	$1,003	$1,018	$933	$949	$900	(1)	11

IB Revenues, Gross (b)	$231	$246	$170	$186	$114	(6)	103

Revenue by Business:
Middle Market Banking	$661	$661	$617	$634	$623	-	6
Mid-Corporate Banking	212	198	160	161	137	7	55
Real Estate Banking	102	120	119	114	105	(15)	(3)
Other	28	39	37	40	35	(28)	(20)

Total Commercial Banking Revenue	$1,003	$1,018	$933	$949	$900	(1)	11

FINANCIAL RATIOS
ROE	20%	16%	17%	21%	18%
Overhead Ratio	48	48	54	52	55

(a)	IB-related and commercial card revenues are included in All Other Income.

(b)	Represents the total revenue related to Investment Banking products sold to Commercial Banking clients.

JPMORGAN CHASE & CO. COMMERCIAL BANKING FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
SELECTED BALANCE SHEETS DATA (Average)
Total Assets	$82,545	$62,227	$57,378	$56,561	$54,771	33%	51%
Loans and Leases (a)	57,660	57,657	53,404	52,413	50,836	-	13
Liability Balances (b)	81,752	79,050	72,009	72,556	70,763	3	16
Equity	6,300	6,300	5,500	5,500	5,500	-	15

MEMO:
Loans by Business:
Middle Market Banking	$36,317	$35,618	$32,890	$32,492	$31,861	2	14
Mid-Corporate Banking	10,669	9,898	8,756	8,269	7,577	8	41
Real Estate Banking	7,074	7,745	7,564	7,515	7,436	(9)	(5)
Other	3,600	4,396	4,194	4,137	3,962	(18)	(9)

Total Commercial Banking Loans	$57,660	$57,657	$53,404	$52,413	$50,836	-	13

Headcount	4,281	4,459	4,447	4,320	4,310	(4)	(1)

CREDIT DATA AND QUALITY STATISTICS
Net Charge-offs (Recoveries)	$(1)	$16	$21	$(3)	$(7)	NM	86
Nonperforming Loans	141	121	157	225	202	17	(30)
Allowance for Loan Losses	1,531	1,519	1,431	1,394	1,415	1	8
Allowance for Lending-Related Commitments	187	187	156	157	145	-	29

Net Charge-off (Recovery) Rate (a)	(0.01)%	0.11%	0.16%	(0.02)%	(0.06)%
Allowance for Loan Losses to Average Loans (a)	2.68	2.67	2.70	2.68	2.80
Allowance for Loan Losses to Nonperforming Loans	1,086	1,255	911	620	700
Nonperforming Loans to Average Loans	0.24	0.21	0.29	0.43	0.40

(a)	Average loans include Loans held-for-sale of $475 million, $804 million, $359 million, $334 million and $268 million for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are not included in the Net charge-off rate or allowance coverage ratios.

(b)	Liability balances include deposits and deposits that are swept to on-balance sheet liabilities.

JPMORGAN CHASE & CO. TREASURY & SECURITIES SERVICES FINANCIAL HIGHLIGHTS (in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT
REVENUE
Lending & Deposit Related Fees	$213	$186	$183	$184	$182	15%	17%
Asset Management, Administration and Commissions	686	717	642	683	650	(4)	6
All Other Income	125	133	155	178	146	(6)	(14)

Noninterest Revenue	1,024	1,036	980	1,045	978	(1)	5
Net Interest Income	502	501	519	543	507	-	(1)

TOTAL NET REVENUE	1,526	1,537	1,499	1,588	1,485	(1)	3

Provision for Credit Losses	6	(2)	1	4	(4)	NM	NM
Credit Reimbursement to IB (a)	(30)	(31)	(30)	(30)	(30)	3	-

NONINTEREST EXPENSE
Compensation Expense	558	555	557	537	549	1	2
Noncompensation Expense	502	533	489	493	480	(6)	5
Amortization of Intangibles	15	16	18	20	19	(6)	(21)

TOTAL NONINTEREST EXPENSE	1,075	1,104	1,064	1,050	1,048	(3)	3

Income before Income Tax Expense	415	404	404	504	411	3	1
Income Tax Expense	152	148	148	188	149	3	2

NET INCOME	$263	$256	$256	$316	$262	3	-

REVENUE BY BUSINESS
Treasury Services	$689	700	$697	$702	$693	(2)	(1)
Worldwide Securities Services	837	837	802	886	792	-	6

TOTAL NET REVENUE	$1,526	$1,537	$1,499	$1,588	$1,485	(1)	3

FINANCIAL RATIOS
ROE	36%	46%	46%	58%	42%
Overhead Ratio	70	72	71	66	71
Pretax Margin Ratio (b)	27	26	27	32	28

FIRMWIDE BUSINESS METRICS
Assets under Custody (in billions)	$14,661	$13,903	$12,873	$11,536	$11,179	5	31
Number of:
US$ ACH transactions originated (in millions)	971	931	886	848	838	4	16
Total US$ Clearing Volume (in thousands)	26,840	26,906	26,252	26,506	25,182	-	7
International Electronic Funds Transfer Volume (in thousands) (c)	42,399	41,007	35,322	35,255	33,741	3	26
Wholesale Check Volume (in millions)	771	793	860	904	852	(3)	(10)
Wholesale Cards Issued (in thousands) (d)	17,146	17,228	16,662	16,271	16,977	-	1

JPMORGAN CHASE & CO. TREASURY & SECURITIES SERVICES (a) (FINANCIAL HIGHLIGHTS, CONTINUED (in millions, except headcount and ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
SELECTED BALANCE SHEETS (Average)
Total Assets	$46,005	$35,422	$30,558	$31,774	$29,230	30%	57%
Loans	18,948	19,030	15,231	14,993	12,940	-	46
Liability Balances (e)	210,639	193,129	192,518	194,181	178,133	9	18
Equity	3,000	2,200	2,200	2,200	2,545	36	18

Headcount	24,875	25,423	24,575	24,100	23,598	(2)	5

TSS FIRMWIDE METRICS
Treasury Services Firmwide Revenue (f)	$1,305	$1,333	$1,300	$1,318	$1,291	(2)	1
Treasury & Securities Services Firmwide Revenue (f)	2,142	2,170	2,102	2,204	2,083	(1)	3
Treasury Services Firmwide Overhead Ratio (g)	59%	56%	57%	56%	56%
Treasury & Securities Services Firmwide Overhead Ratio (g)	63	63	63	59	62
Treasury Services Firmwide Liability Balances (Average) (h)	$186,631	$168,321	$162,326	$161,866	$155,422	11	20
Treasury & Securities Services Firmwide Liability Balances (Average)(h)	292,391	272,178	264,527	265,398	248,328	7	18

FOOTNOTES

(a)	TSS is charged a credit reimbursement related to certain exposures managed within the IB credit portfolio on behalf of clients shared with TSS.

(b)	Pretax margin represents Income before income tax expense divided by Total net revenue, which is a measure of pretax performance and another basis by which management evaluates its performance and that of its competitors.

(c)	International electronic funds transfer includes non-US$ ACH and clearing volume.

(d)	Wholesale cards issued include domestic commercial card, stored value card, prepaid card, and government electronic benefit card products.

(e)	Liability balances include Deposits and deposits swept to on-balance sheet liabilities.
TSS FIRMWIDE METRICS
TSS firmwide metrics include certain TSS product revenues and liability balances reported in other lines of business for customers who are also customers of those lines of business. In order to capture the firmwide impact of Treasury Services (“TS”) and TSS products and revenues, management reviews firmwide metrics such as liability balances, revenues and overhead ratios in assessing financial performance for TSS. Firmwide metrics are necessary in order to understand the aggregate TSS business.
(f)	Firmwide revenue includes TS revenue recorded in the Commercial Banking (“CB”), Regional Banking and Asset Management (“AM”) lines of business (see below) and excludes FX revenues recorded in the IB for TSS-related FX activity.

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
TS Revenue Reported in CB	$556	$576	$551	$566	$550	(3)%	1%
TS Revenue Reported in Other Lines of Business	60	57	52	50	48	5	25
TSS firmwide FX revenue, which includes FX revenue recorded in TSS and FX revenue associated with TSS customers who are FX customers of the IB, was $112 million for the quarter ended March 31, 2007.
(g)	Overhead ratios have been calculated based on firmwide revenues and TSS and TS expenses, respectively, including those allocated to certain other lines of business. FX revenues and expenses recorded in the IB for TSS-related FX activity are not included in this ratio.
(h)	Firmwide liability balances include TS’ liability balances recorded in certain other lines of business. Liability balances associated with TS customers who are also customers of the CB line of business are not included in TS liability balances.

JPMORGAN CHASE & CO. ASSET MANAGEMENT FINANCIAL HIGHLIGHTS (in millions, except ratio, ranking and headcount data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT
REVENUE
Asset Management, Administration and Commissions	$1,489	$1,509	$1,285	$1,279	$1,222	(1)%	22%
All Other Income	170	192	120	93	116	(11)	47

Noninterest Revenue	1,659	1,701	1,405	1,372	1,338	(2)	24
Net Interest Income	245	246	231	248	246	-	-

TOTAL NET REVENUE	1,904	1,947	1,636	1,620	1,584	(2)	20

Provision for Credit Losses	(9)	14	(28)	(7)	(7)	NM	(29)

NONINTEREST EXPENSE
Compensation Expense	764	750	676	669	682	2	12
Noncompensation Expense	451	512	417	390	394	(12)	14
Amortization of Intangibles	20	22	22	22	22	(9)	(9)

TOTAL NONINTEREST EXPENSE	1,235	1,284	1,115	1,081	1,098	(4)	12

Income Before Income Tax Expense	678	649	549	546	493	4	38
Income Tax Expense	253	242	203	203	180	5	41

NET INCOME	$425	$407	$346	$343	$313	4	36

REVENUE BY CLIENT SEGMENT
Private Bank	$560	$528	$469	$469	$441	6	27
Institutional	551	624	464	449	435	(12)	27
Retail	527	541	456	446	442	(3)	19
Private Client Services	266	254	247	256	266	5	-

Total Net Revenue	$1,904	$1,947	$1,636	$1,620	$1,584	(2)	20

FINANCIAL RATIOS
ROE	46%	46%	39%	39%	36%
Overhead Ratio	65	66	68	67	69
Pretax Margin Ratio (a)	36	33	34	34	31

BUSINESS METRICS
Number of:
Client Advisors	1,533	1,506	1,489	1,486	1,499	2	2
Retirement Planning Services Participants	1,423,000	1,362,000	1,372,000	1,361,000	1,327,000	4	7

% of Customer Assets in 4 & 5 Star Funds (b)	61%	58%	58%	56%	54%	5	13

% of AUM in 1st and 2nd Quartiles: (c)
1 Year	76%	83%	79%	71%	72%	(8)	6
3 Years	76%	77%	75%	75%	75%	(1)	1
5 Years	81%	79%	80%	81%	75%	3	8

SELECTED BALANCE SHEETS DATA (Average)
Total Assets	$45,816	$46,716	$43,524	$43,228	$41,012	(2)	12
Loans (d)	25,640	28,917	26,770	25,807	24,482	(11)	5
Deposits	54,816	51,341	51,395	51,583	48,066	7	14
Equity	3,750	3,500	3,500	3,500	3,500	7	7
Headcount	13,568	13,298	12,761	12,786	12,511	2	8

CREDIT DATA AND QUALITY STATISTICS
Net Charge-offs (Recoveries)	$-	$2	$(24)	$(4)	$7	NM	NM
Nonperforming Loans	34	39	57	76	79	(13)	(57)
Allowance for Loan Losses	114	121	112	117	119	(6)	(4)
Allowance for Lending Related Commitments	5	6	4	3	3	(17)	67

Net Charge-off (Recovery) Rate	-%	0.03%	(0.36)%	(0.06)%	0.12%
Allowance for Loan Losses to Average Loans	0.44	0.42	0.42	0.45	0.49
Allowance for Loan Losses to Nonperforming Loans	335	310	196	154	151
Nonperforming Loans to Average Loans	0.13	0.13	0.21	0.29	0.32

(a)	Pretax margin represents Income Before Income Tax Expense divided by Total Net Revenue, which is a measure of pretax performance and another basis by which management evaluates its performance and that of its competitors.

(b)	Derived from Morningstar for the United States; Micropal for the United Kingdom, Luxembourg, Hong Kong and Taiwan; and Nomura for Japan.

(c)	Quartile rankings sourced from Lipper for the United States and Taiwan; Micropal for the United Kingdom, Luxembourg, Hong Kong and Taiwan; and Nomura for Japan.

(d)	As of January 1, 2007, $5.3 billion of held-for-investment prime mortgage loans were transferred from AM to Treasury within the Corporate segment. Although the loans, together with the responsibility for the investment management of the portfolio, were transferred to Treasury, the transfer has no impact on the financial results of AM.

JPMORGAN CHASE & CO. ASSET MANAGEMENT FINANCIAL HIGHLIGHTS, CONTINUED (in billions)

						Mar 31, 2007
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2007	2006	2006	2006	2006	2006	2006
Assets by Asset Class
Liquidity (a)	$318	$311	$281	$247	$236	2%	35%
Fixed Income	180	175	171	172	166	3	8
Equities & Balanced	446	427	392	393	397	4	12
Alternatives	109	100	91	86	74	9	47

TOTAL ASSETS UNDER MANAGEMENT	1,053	1,013	935	898	873	4	21
Custody / Brokerage / Administration / Deposits	342	334	330	315	324	2	6

TOTAL ASSETS UNDER SUPERVISION	$1,395	$1,347	$1,265	$1,213	$1,197	4	17

Assets by Client Segment
Institutional	$550	$538	$503	$484	$468	2	18
Private Bank	170	159	150	143	137	7	24
Retail	274	259	228	219	214	6	28
Private Client Services	59	57	54	52	54	4	9

TOTAL ASSETS UNDER MANAGEMENT	$1,053	$1,013	$935	$898	$873	4	21

Institutional	$551	$539	$505	$486	$471	2	17
Private Bank	374	357	347	331	332	5	13
Retail	361	343	309	295	291	5	24
Private Client Services	109	108	104	101	103	1	6

TOTAL ASSETS UNDER SUPERVISION	$1,395	$1,347	$1,265	$1,213	$1,197	4	17

Assets by Geographic Region
U.S. / Canada	$664	$630	$596	$577	$564	5	18
International	389	383	339	321	309	2	26

TOTAL ASSETS UNDER MANAGEMENT	$1,053	$1,013	$935	$898	$873	4	21

U.S. / Canada	$929	$889	$855	$828	$822	4	13
International	466	458	410	385	375	2	24

TOTAL ASSETS UNDER SUPERVISION	$1,395	$1,347	$1,265	$1,213	$1,197	4	17

Mutual Funds Assets by Asset Class
Liquidity	$257	$255	$221	$178	$167	1	54
Fixed Income	48	46	45	47	48	4	-
Equity	219	206	184	194	189	6	16

TOTAL MUTUAL FUND ASSETS	$524	$507	$450	$419	$404	3	30

(a)	Third quarter 2006 data reflects the reclassification of $19 billion of assets under management into liquidity from other asset classes. Prior period data were not restated.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

	QUARTERLY TRENDS
	1Q07	4Q06	3Q06	2Q06	1Q06
ASSETS UNDER SUPERVISION (continued)
Assets Under Management Rollforward
Beginning Balance	$1,013	$935	$898	$873	$847
Flows:
Liquidity	7	24	15	10	(5)
Fixed Income	2	1	4	6	-
Equities, Balanced & Alternatives	10	5	3	13	13
Market / Performance / Other Impacts	21	48	15	(4)	18

TOTAL ASSETS UNDER MANAGEMENT	$1,053	$1,013	$935	$898	$873

Assets Under Supervision Rollforward
Beginning Balance	$1,347	$1,265	$1,213	$1,197	$1,149
Net Asset Flows	27	31	26	33	12
Market / Performance / Other Impacts	21	51	26	(17)	36

TOTAL ASSETS UNDER SUPERVISION	$1,395	$1,347	$1,265	$1,213	$1,197

JPMORGAN CHASE & CO.
CORPORATE
FINANCIAL HIGHLIGHTS
(in millions, except headcount data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
INCOME STATEMENT
REVENUE
Principal Transactions (a) (b) (c)	$1,325	$236	$195	$551	$199	461%	NM
Securities Gains (Losses)	(8)	18	24	(492)	(158)	NM	95%
All Other Income (d)	68	27	125	231	102	152	(33)

Noninterest Revenue	1,385	281	344	290	143	393	NM
Net Interest Income	(117)	(87)	(55)	(355)	(547)	(34)	79

TOTAL NET REVENUE	1,268	194	289	(65)	(404)	NM	NM

Provision for Credit Losses	3	(2)	1	-	-	NM	NM

NONINTEREST EXPENSE
Compensation Expense (b)	776	434	737	770	685	79	13
Noncompensation Expense (c) (e)	556	678	731	336	612	(18)	(9)
Merger Costs	62	100	48	86	71	(38)	(13)

Subtotal	1,394	1,212	1,516	1,192	1,368	15	2
Net Expenses Allocated to Other Businesses	(1,040)	(1,037)	(1,035)	(1,036)	(1,033)	-	(1)

TOTAL NONINTEREST EXPENSE	354	175	481	156	335	102	6

Income (Loss) from continuing operations before Income Tax Expense	911	21	(193)	(221)	(739)	NM	NM
Income Tax Expense (Benefit) (f)	280	(520)	(159)	(181)	(319)	NM	NM

Income (Loss) from Continuing Operations	$631	$541	$(34)	$(40)	$(420)	17	NM
Income from Discontinued Operations (after-tax) (g)	-	620	65	56	54	NM	NM

NET INCOME (LOSS)	$631	$1,161	$31	$16	$(366)	(46)	NM

MEMO:
TOTAL NET REVENUE
Private Equity (a) (b)	$1,253	$250	$188	$500	$204	401	NM
Treasury and Other Corporate (c) (d)	15	(56)	101	(565)	(608)	NM	NM

TOTAL NET REVENUE	$1,268	$194	$289	$(65)	$(404)	NM	NM

NET INCOME (LOSS)
Private Equity (a) (b)	$698	$136	$95	$293	$103	413	NM
Treasury and Other Corporate (c) (d) (e) (f)	(29)	467	(99)	(280)	(479)	NM	94
Merger Costs	(38)	(62)	(30)	(53)	(44)	39	14

Income (Loss) from Continuing Operations	$631	$541	$(34)	$(40)	$(420)	17	NM
Income from Discontinued Operations (after-tax)	-	620	65	56	54	NM	NM

TOTAL NET INCOME (LOSS)	$631	$1,161	$31	$16	$(366)	(46)	NM

Headcount	23,702	23,242	25,748	27,100	27,390	2	(13)

(a)	As a result of the adoption on January 1, 2007 of SFAS 157, Corporate recognized a benefit of $464 million in Net revenue, in the current quarter, relating to valuation adjustments on nonpublic private equity investments.

(b)	The first quarter of 2007 includes the reclassification of certain private equity carried interest from Net revenue to Compensation expense.

(c)	Certain transaction costs that were previously reported in Revenue have been reclassified to Noninterest expense. Revenue and Noninterest expense have been reclassified for all periods presented.

(d)	Includes a gain of $103 million in the second quarter of 2006 related to the initial public offering of MasterCard.

(e)	Includes insurance recoveries related to settlement of the Enron and WorldCom class action litigations and for certain other material legal proceedings of $137 million, $17 million, $260 million and $98 million for the quarters ended December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

(f)	Includes tax benefit of $359 million related to audit resolutions in the fourth quarter of 2006.

(g)	On October 1, 2006, the Firm completed the exchange of selected corporate trust businesses, including trustee, paying agent, loan agency and document management services for the consumer, business banking and middle-market banking businesses of The Bank of New York. The results of operations of these corporate trust businesses are being reported as discontinued operations for each of the periods presented. Includes $622 million gain on sale in the fourth quarter of 2006.

JPMORGAN CHASE & CO.
CORPORATE
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
SUPPLEMENTAL

TREASURY
Securities Gains (Losses) (a)	$(8)	$7	$24	$(492)	$(158)	NM	95%
Investment Securities Portfolio (Average)	86,436	80,616	68,619	63,714	39,989	7%	116
Investment Securities Portfolio (Ending)	88,681	82,091	77,116	61,990	46,093	8	92
Mortgage Loans (Average) (b)	25,244	-	-	-	-	NM	NM
Mortgage Loans (Ending) (b)	26,499	-	-	-	-	NM	NM

PRIVATE EQUITY
Private Equity Gains (Losses)
Direct Investments
Realized Gains	$723	$254	$194	$568	$207	185	249
Write-ups / (Write-downs) (c)	648	12	(21)	(74)	10	NM	NM
Mark-to-Market Gains (Losses)	(127)	(6)	25	49	4	NM	NM

Total Direct Investments	1,244	260	198	543	221	378	463
Third-Party Fund Investments	34	27	28	6	16	26	113

Total Private Equity Gains (d)	$1,278	$287	$226	$549	$237	345	439

Private Equity Portfolio Information
Direct Investments
Publicly-Held Securities
Carrying Value	$389	$587	$696	$589	$501	(34)	(22)
Cost	366	451	539	446	395	(19)	(7)
Quoted Public Value	493	831	1,022	808	677	(41)	(27)
Privately-Held Direct Securities
Carrying Value	5,294	4,692	4,241	4,321	5,077	13	4
Cost	5,574	5,795	5,482	5,647	6,501	(4)	(14)
Third-Party Fund Investments
Carrying Value	744	802	682	642	675	(7)	10
Cost	1,026	1,080	1,000	963	1,000	(5)	3

Total Private Equity Portfolio - Carrying Value	$6,427	$6,081	$5,619	$5,552	$6,253	6	3

Total Private Equity Portfolio - Cost	$6,966	$7,326	$7,021	$7,056	$7,896	(5)	(12)

(a)	Losses reflect repositioning of the Treasury investment securities portfolio. Excludes gains/losses on securities used to manage risk associated with MSRs.

(b)	As of January 1, 2007, $19.4 billion and $5.3 billion of held-for-investment residential mortgage loans were transferred from RFS and AM, respectively, to the Corporate segment for risk management and reporting purposes.

(c)	Private equity gains in the first quarter of 2007 include a fair value adjustment of $464 million related to the adoption of SFAS 157. In addition, the first quarter of 2007 includes the reclassification of certain private equity carried interest from Net revenue to Compensation expense.

(d)	Included in Principal Transactions.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION (in millions)

						Mar 31, 2007
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2007	2006	2006	2006	2006	2006	2006
CREDIT EXPOSURE
WHOLESALE (a) (b)
Loans - U.S.	$108,627	$118,686	$123,791	$125,870	$118,501	(8)%	(8)%
Loans - Non-U.S.	59,567	65,056	55,612	52,345	46,298	(8)	29

TOTAL WHOLESALE LOANS - REPORTED	168,194	183,742	179,403	178,215	164,799	(8)	2

CONSUMER (c) (d)
Home Equity	87,741	85,730	80,399	77,826	75,241	2	17
Mortgage (includes RFS and Corporate)	46,574	59,668	60,075	60,014	57,690	(22)	(19)
Auto Loans and Leases	40,937	41,009	40,310	42,184	44,600	-	(8)
Credit Card Receivables - Reported	78,173	85,881	78,587	72,961	64,691	(9)	21
Other Loans	28,146	27,097	24,770	23,904	25,060	4	12

TOTAL CONSUMER LOANS - REPORTED	281,571	299,385	284,141	276,889	267,282	(6)	5

TOTAL LOANS - REPORTED	449,765	483,127	463,544	455,104	432,081	(7)	4
Credit Card Securitizations	68,403	66,950	65,245	66,349	69,580	2	(2)

TOTAL LOANS - MANAGED	518,168	550,077	528,789	521,453	501,661	(6)	3
Derivative Receivables	49,647	55,601	58,265	54,075	52,750	(11)	(6)
Interests in Purchased Receivables (e) (f)	-	-	-	-	29,029	NM	NM

TOTAL CREDIT-RELATED ASSETS	567,815	605,678	587,054	575,528	583,440	(6)	(3)
Wholesale Lending-Related Commitments (f)	412,382	391,424	374,417	366,914	322,575	5	28

TOTAL	$980,197	$997,102	$961,471	$942,442	$906,015	(2)	8

Memo: Total by Category
Total Wholesale Exposure (g)	$630,223	$630,767	$612,085	$599,204	$569,153	-	11
Total Consumer Managed Loans (h)	349,974	366,335	349,386	343,238	336,862	(4)	4

Total	$980,197	$997,102	$961,471	$942,442	$906,015	(2)	8

Risk Profile of Wholesale Credit Exposure:

Investment-Grade (i)	$487,404	$490,185	$481,249	$464,982	$445,848	(1)	9

Noninvestment-Grade: (i)
Noncriticized	122,759	113,049	106,831	105,383	98,354	9	25
Criticized Performing	5,117	4,599	4,169	3,431	4,325	11	18
Criticized Nonperforming	263	427	674	783	731	(38)	(64)

Total Noninvestment-Grade	128,139	118,075	111,674	109,597	103,410	9	24

Held-for-Sale Wholesale Loans	14,680	22,256	18,889	24,323	19,555	(34)	(25)
Purchased Nonperforming Held-for-Sale Wholesale Loans (j)	-	251	273	302	340	NM	NM

Total Wholesale Exposure	$630,223	$630,767	$612,085	$599,204	$569,153	-	11

(a)	Includes Investment Bank, Commercial Banking, Treasury & Securities Services and Asset Management.

(b)	Excludes approximately $12.0 billion of loans reclassified from held-for-sale to Trading assets as a result of the adoption of SFAS 159 effective January 1, 2007.

(c)	Includes Retail Financial Services, Card Services and residential mortgage loans reported in the Corporate segment.

(d)	Excludes $11.6 billion of consumer loans carried at fair value and classified as Trading Assets.

(e)	These represent undivided interests in pools of receivables and similar types of assets.

(f)	As a result of restructuring certain multi-seller conduits the Firm administers, during the second quarter of 2006, JPMorgan Chase deconsolidated $29 billion of Interests in Purchased Receivables, $3 billion of Loans and $1 billion of Securities, and recorded a related increase of $33 billion of Lending-Related Commitments.

(g)	Represents Total Wholesale Loans, Derivative Receivables, Interests in Purchased Receivables and Wholesale Lending-Related Commitments.

(h)	Represents Total Consumer Loans plus Credit Card Securitizations, excluding consumer Lending-related commitments.

(i)	Excludes HFS loans.

(j)	Represents distressed HFS wholesale loans purchased as part of IB’s proprietary activities, which are excluded from Nonperforming assets. Beginning January 1, 2007, fair value accounting was elected for this portfolio and the loans were reclassified as Trading Assets.

Note:	The risk profile is based on JPMorgan Chase’s internal risk ratings, which generally correspond to the following ratings as defined by Standard & Poor’s / Moody’s:
Investment-Grade: AAA / Aaa to BBB- / Baa3
Noninvestment-Grade: BB+ / Ba1 and below

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

						Mar 31, 2007
						Change
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Mar 31
	2007	2006	2006	2006	2006	2006	2006
NONPERFORMING ASSETS AND RATIOS
WHOLESALE LOANS (a)
Loans - U.S.	$205	$309	$486	$663	$572	(34)%	(64)%
Loans - Non-U.S.	62	82	170	148	165	(24)	(62)

TOTAL WHOLESALE LOANS-REPORTED (b)	267	391	656	811	737	(32)	(64)

CONSUMER LOANS (c)
Home Equity	459	454	400	403	451	1	2
Mortgage (includes RFS and Corporate)	960	769	588	503	451	25	113
Auto Loans and Leases	95	132	130	133	157	(28)	(39)
Credit Card Receivables - Reported	9	9	10	11	12	-	(25)
Other Loans	326	322	286	300	290	1	12

TOTAL CONSUMER LOANS-REPORTED (d)	1,849	1,686	1,414	1,350	1,361	10	36

TOTAL LOANS REPORTED (b)	2,116	2,077	2,070	2,161	2,098	2	1
Derivative Receivables	36	36	35	36	49	-	(27)
Assets Acquired in Loan Satisfactions	269	228	195	187	201	18	34

TOTAL NONPERFORMING ASSETS (b)	$2,421	$2,341	$2,300	$2,384	$2,348	3	3

PURCHASED HELD-FOR-SALE WHOLESALE LOANS (e)	$-	$251	$273	$302	$340	NM	NM

TOTAL NONPERFORMING LOANS TO TOTAL LOANS	0.47%	0.43%	0.45%	0.47%	0.49%

NONPERFORMING ASSETS BY LOB
Investment Bank	$128	$269	$456	$525	$484	(52)	(74)
Retail Financial Services	1,910	1,902	1,595	1,520	1,537	-	24
Card Services	9	9	10	11	12	-	(25)
Commercial Banking	142	122	160	230	214	16	(34)
Treasury & Securities Services	-	-	22	22	22	NM	NM
Asset Management	35	39	57	76	79	(10)	(56)
Corporate (f)	197	-	-	-	-	NM	NM

TOTAL	$2,421	$2,341	$2,300	$2,384	$2,348	3	3

(a)	Includes nonperforming HFS loans of $4 million, $4 million, $21 million, $70 million and $68 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
(b)	Excludes purchased HFS wholesale loans.
(c)	Includes nonperforming HFS loans of $112 million, $116 million, $24 million, $9 million and $16 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
(d)	Excludes Nonperforming assets related to (1) loans eligible for repurchase as well as loans repurchased from GNMA pools that are insured by U.S. government agencies and U.S. government- sponsored enterprises of $1.3 billion, $1.2 billion, $1.1 billion, $1.1 billion and $1.1 billion at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006, and March 31, 2006, respectively, and (2) education loans that are 90 days past due and still accruing, which are insured by U.S. government agencies under the Federal Family Education Loan Program of $178 million, $219 million, $189 million, $163 million and $156 million for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts for GNMA and education loans are excluded, as reimbursement is proceeding normally.
(e)	Represents distressed HFS wholesale loans purchased as part of IB’s proprietary activities, which are excluded from Nonperforming assets. Beginning January 1, 2007, fair value accounting was elected for this portfolio and the loans were reclassified as Trading Assets.
(f)	Relates to held-for-investment prime mortgage loans transferred from RFS and AM to the Corporate segment.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
GROSS CHARGE-OFFS

Wholesale Loans	$17	$76	$48	$23	$39	(78)%	(56)%
Consumer (includes RFS and Corporate)	241	266	186	172	178	(9)	35
Credit Card Receivables - Reported	847	801	777	653	665	6	27

Total Loans - Reported	1,105	1,143	1,011	848	882	(3)	25
Credit Card Securitizations	702	694	702	656	527	1	33

Total Loans - Managed	1,807	1,837	1,713	1,504	1,409	(2)	28

RECOVERIES

Wholesale Loans	23	48	59	42	59	(52)	(61)
Consumer (includes RFS and Corporate)	53	52	58	59	57	2	(7)
Credit Card Receivables - Reported	126	113	104	93	98	12	29

Total Loans - Reported	202	213	221	194	214	(5)	(6)
Credit Card Securitizations	109	101	95	95	78	8	40

Total Loans - Managed	311	314	316	289	292	(1)	7

NET CHARGE-OFFS

Wholesale Loans	(6)	28	(11)	(19)	(20)	NM	70
Consumer (includes RFS and Corporate)	188	214	128	113	121	(12)	55
Credit Card Receivables - Reported	721	688	673	560	567	5	27

Total Loans - Reported	903	930	790	654	668	(3)	35
Credit Card Securitizations	593	593	607	561	449	-	32

Total Loans - Managed	$1,496	$1,523	$1,397	$1,215	$1,117	(2)	34

NET CHARGE-OFF RATES - ANNUALIZED
Wholesale Loans (a)	(0.02)%	0.07%	(0.03)%	(0.05)%	(0.06)%
Consumer (includes RFS and Corporate) (b)	0.47	0.45	0.27	0.24	0.27
Credit Card Receivables - Reported	3.57	3.35	3.48	3.29	3.36
Total Loans - Reported (a) (b)	0.85	0.84	0.74	0.64	0.69
Credit Card Securitizations	3.56	3.57	3.70	3.26	2.62
Total Loans - Managed (a) (b)	1.22	1.20	1.13	1.02	0.98

Memo: Credit Card - Managed	3.57	3.45	3.58	3.28	2.99

(a)	Average wholesale loans held-for-sale were $13.3 billion, $24.5 billion, $24.4 billion, $20.3 billion and $19.5 billion for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. Average wholesale loans carried at fair value were $900 million for the quarter ended March 31, 2007. These amounts are not included in the net charge-off rates.
(b)	Average consumer loans (excluding Card) held-for-sale were $21.7 billion, $21.2 billion, $14.0 billion, $12.9 billion and $16.4 billion for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are not included in the net charge-off rates.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions, except ratio data)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
SUMMARY OF CHANGES IN THE ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$7,279	$7,056	$7,076	$7,275	$7,090	3%	3%
Net Charge-Offs	(903)	(930)	(790)	(654)	(668)	3	(35)
Provision for Loan Losses	979	1,085	768	453	847	(10)	16
Other (a)(b)	(55)	68	2	2	6	(99)	(83)

Ending Balance	$7,300	$7,279	$7,056	$7,076	$7,275	-	-

SUMMARY OF CHANGES IN THE ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning Balance	$524	$468	$424	$384	$400	12	31
Provision for Lending-Related Commitments	29	49	44	40	(16)	(41)	NM
Other (b)	-	7	-	-	-	NM	NM

Ending Balance	$553	$524	$468	$424	$384	6	44

ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Wholesale
Asset Specific	$54	$51	$101	$160	$118	6	(54)
Formula - Based	2,639	2,660	2,473	2,409	2,550	(1)	3

Total Wholesale	2,693	2,711	2,574	2,569	2,668	(1)	1

Consumer (c)

Formula - Based	4,607	4,568	4,482	4,507	4,607	1	-

Total Allowance for Loan Losses	7,300	7,279	7,056	7,076	7,275	-	-
Allowance for Lending-Related Commitments	553	524	468	424	384	6	44

Total Allowance for Credit Losses	$7,853	$7,803	$7,524	$7,500	$7,659	1	3

Wholesale Allowance for Loan Losses to Total Wholesale Loans (d)	1.76%	1.68%	1.61%	1.67%	1.84%
Consumer Allowance for Loan Losses to Total Consumer Loans (e)	1.72	1.71	1.68	1.70	1.82
Allowance for Loan Losses to Total Loans (d) (e)	1.74	1.70	1.65	1.69	1.83
Allowance for Loan Losses to Total Nonperforming Loans (f)	365	372	348	340	361

ALLOWANCE FOR LOAN LOSSES BY LOB
Investment Bank	$1,037	$1,052	$1,010	$1,038	$1,117	(1)	(7)
Retail Financial Services	1,453	1,392	1,306	1,321	1,333	4	9
Card Services	3,092	3,176	3,176	3,186	3,274	(3)	(6)
Commercial Banking	1,531	1,519	1,431	1,394	1,415	1	8
Treasury & Securities Services	11	7	9	9	6	57	83
Asset Management	114	121	112	117	119	(6)	(4)
Corporate (g)	62	12	12	11	11	417	464

Total	$7,300	$7,279	$7,056	$7,076	$7,275	-	-

(a)	First quarter of 2007 primarily relates to the Firm’s adoption of SFAS 159 effective January 1, 2007.
(b)	Fourth quarter of 2006 reflects The Bank of New York transaction.
(c)	Includes RFS, CS and Corporate.
(d)	Wholesale loans held-for-sale were $14.7 billion, $22.5 billion, $19.2 billion, $24.6 billion and $19.9 billion at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. Wholesale loans carried at fair value were $900 million for the quarter ended March 31, 2007 These amounts are not included in the allowance coverage ratios.
(e)	Consumer loans held-for-sale were $13.4 billion, $32.7 billion, $17.0 billion, $11.8 billion and $14.3 billion at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively. These amounts are not included in the allowance coverage ratios.
(f)	Nonperforming loans held-for-sale were $116 million, $120 million, $45 million, $79 million and $84 million at March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, espectively. These amounts are not included in the allowance coverage ratios.
(g)	March 31, 2007 includes $50 million associated with held-for-investment prime mortgages transferred from RFS and AM to the Corporate segment and $12 million related to Hurricane Katrina.

JPMORGAN CHASE & CO. CREDIT-RELATED INFORMATION, CONTINUED (in millions)

	QUARTERLY TRENDS
						1Q07 Change
	1Q07	4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
PROVISION FOR CREDIT LOSSES
LOANS
Investment Bank	$35	$50	$(36)	$(91)	$189	(30)%	(81)%
Commercial Banking	17	86	55	(24)	16	(80)	6
Treasury & Securities Services	4	(2)	1	4	(4)	NM	NM
Asset Management	(8)	12	(29)	(7)	(6)	NM	(33)
Corporate	-	(2)	1	-	-	NM	NM

Total Wholesale	48	144	(8)	(118)	195	(67)	(75)

Retail Financial Services	292	253	113	101	85	15	244
Card Services (a)	636	688	663	470	567	(8)	12
Corporate (b)	3	-	-	-	-	NM	NM

Total Consumer	931	941	776	571	652	(1)	43

Total Provision for Loan Losses	979	1,085	768	453	847	(10)	16

LENDING-RELATED COMMITMENTS
Investment Bank	$28	$13	$43	$29	$(6)	115	NM
Commercial Banking	-	25	(1)	12	(9)	NM	NM
Treasury & Securities Services	2	-	-	-	-	NM	NM
Asset Management	(1)	2	1	-	(1)	NM	-

Total Wholesale	29	40	43	41	(16)	(28)	NM

Retail Financial Services	-	9	1	(1)	-	NM	NM
Card Services	-	-	-	-	-	NM	NM

Total Consumer	-	9	1	(1)	-	NM	NM

Total Provision for Lending-Related Commitments	29	49	44	40	(16)	(41)	NM

TOTAL PROVISION FOR CREDIT LOSSES
Investment Bank	$63	$63	$7	$(62)	$183	-	(66)
Commercial Banking	17	111	54	(12)	7	(85)	143
Treasury & Securities Services	6	(2)	1	4	(4)	NM	NM
Asset Management	(9)	14	(28)	(7)	(7)	NM	(29)
Corporate	-	(2)	1	-	-	NM	NM

Total Wholesale	77	184	35	(77)	179	(58)	(57)

Retail Financial Services	292	262	114	100	85	11	244
Card Services (a)	636	688	663	470	567	(8)	12
Corporate (b)	3	-	-	-	-	NM	NM

Total Consumer	931	950	777	570	652	(2)	43

Total Provision for Credit Losses	1,008	1,134	812	493	831	(11)	21
Securitized Credit Losses	593	593	607	561	449	-	32

Managed Provision for Credit Losses	$1,601	$1,727	$1,419	$1,054	$1,280	(7)	25

(a)	Second quarter of 2006 includes a $90 million release of a $100 million special provision, originally recorded in the third quarter of 2005, related to Hurricane Katrina.
(b)	Includes amounts related to held-for-investment prime mortgages transferred from RFS and AM to the Corporate segment.

JPMORGAN CHASE & CO. CAPITAL
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
							1Q07 Change
	1Q07		4Q06	3Q06	2Q06	1Q06	4Q06	1Q06
COMMON SHARES OUTSTANDING
Weighted - Average Basic Shares Outstanding	3,456.4		3,465.3	3,468.6	3,473.8	3,472.7	-%	-%
Weighted - Average Diluted Shares Outstanding	3,559.5		3,578.6	3,574.0	3,572.2	3,570.8	(1)	-
Common Shares Outstanding - at Period End	3,416.3		3,461.7	3,467.5	3,470.6	3,473.0	(1)	(2)

Cash Dividends Declared per Share	$0.34		$0.34	$0.34	$0.34	$0.34	-	-
Book Value per Share	34.45		33.45	32.75	31.89	31.19	3	10
Dividend Payout (a)	25%		27%	37%	35%	39%

NET INCOME	$4,787		$4,526	$3,297	$3,540	$3,081	6	55
Preferred Dividends	-		-	-	-	4	NM	NM

Net Income Applicable to Common Stock	$4,787		$4,526	$3,297	$3,540	$3,077	6	56

INCOME PER SHARE
Basic Earnings per Share
Income from continuing operations	$1.38		$1.13	$0.93	$1.00	$0.87	22	59
Net Income	1.38		1.31	0.95	1.02	0.89	5	55

Diluted Earnings per Share
Income from continuing operations	$1.34		$1.09	$0.90	$0.98	$0.85	23	58
Net Income	1.34		1.26	0.92	0.99	0.86	6	56

SHARE PRICE
High	$51.95		$49.00	$47.49	$46.80	$42.43	6	22
Low	45.91		45.51	40.40	39.33	37.88	1	21
Close	48.38		48.30	46.96	42.00	41.64	-	16
Market Capitalization	165,280		167,199	162,835	145,764	144,614	(1)	14

STOCK REPURCHASE PROGRAM (b) (c)
Aggregate Repurchases	$4,000.9		$1,000.3	$900.0	$745.5	$1,290.3	300	210
Common Shares Repurchased	80.9		21.1	20.0	17.7	31.8	283	154
Average Purchase Price	$49.45		$47.33	$44.88	$42.24	$40.54	4	22

CAPITAL RATIOS
Tier 1 Capital	$82,538	(d)	$81,055	$79,830	$74,983	$73,085	2	13
Total Capital	115,258	(d)	115,265	111,670	106,283	103,800	-	11
Risk - Weighted Assets	974,530	(d)	935,909	926,455	884,228	858,080	4	14
Adjusted Average Assets	1,324,145	(d)	1,308,699	1,257,364	1,282,233	1,195,231	1	11
Tier 1 Capital Ratio	8.5	%(d)	8.7%	8.6%	8.5%	8.5%
Total Capital Ratio	11.8	(d)	12.3	12.1	12.0	12.1
Tier 1 Leverage Ratio	6.2	(d)	6.2	6.3	5.8	6.1

INTANGIBLE ASSETS (PERIOD - END)
Goodwill	$45,063		$45,186	$43,372	$43,498	$43,899	-	3
Mortgage Servicing Rights	7,937		7,546	7,378	8,247	7,539	5	5
Purchased Credit Card Relationships	2,758		2,935	2,982	3,138	3,243	(6)	(15)
All Other Intangibles	4,205		4,371	4,078	4,231	4,832	(4)	(13)

Total Intangibles	$59,963		$60,038	$57,810	$59,114	$59,513	-	1

(a)	Based on Net income amounts.
(b)	The Board of Directors has authorized the repurchase of up to $10.0 billion of the Firm’s common shares. The new authorization commences April 19, 2007, and replaces the Firm’s previous $8.0 billion repurchase program authorized on March 21, 2006. As of the close of business on April 17, 2007, there was approximately $850 million remaining on the March 2006 authorization.
(c)	Excludes commission costs.
(d)	Estimated.

JPMORGAN CHASE & CO. Glossary of Terms

ACH: Automated Clearing House
Average Managed Assets: Refers to total assets on the Firm’s balance sheet plus credit card receivables that have been securitized.
Beneficial interest issued by consolidated VIEs: Represents the interest of third-party holders of debt/equity securities, or other obligations, issued by VIEs that JPMorgan Chase consolidates under FIN 46R. The underlying obligations of the VIEs consist of short-term borrowings, commercial paper and long-term debt. The related assets consist of trading assets, available- for-sale securities, loans and other assets.
Contractual Credit Card Charge-off: In accordance with the Federal Financial Institutions Examination Council policy, credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification of the filing of bankruptcy, whichever is earlier.
Corporate: Includes Private Equity, Treasury and Corporate Other, which includes other centrally managed expenses and discontinued operations.
Credit Card Securitizations: Card Services’ managed results excludes the impact of credit card securitizations on total net revenue, the provision for credit losses, net charge-offs and loan receivables. Through securitization, the Firm transforms a portion of its credit card receivables into securities, which are sold to investors. The credit card receivables are removed from the Consolidated balance sheets through the transfer of the receivables to a trust, and the sale of undivided interests to investors that entitle the investors to specific cash flows generated from the credit card receivables. The Firm retains the remaining undivided interests as seller’s interests, which are recorded in Loans on the Consolidated balance sheets. A gain or loss on the sale of credit card receivables to investors is recorded in Other Income. Securitization also affects the Firm’s Consolidated statements of income as the aggregate amount of interest income, certain fee revenue and recoveries that is in excess of the aggregate amount of interest paid to the investors, gross credit losses and other trust expenses related to the securitized receivables are reclassified into credit card income.
Discontinued operations: A component of an entity that is classified as held-for-sale or that has been disposed of from ongoing operations in its entirety or piecemeal, and for which the entity will not have any significant, continuing involvement. A discontinued operation may be a separate major business segment, a component of a major business segment or a geographical area of operations of the entity that can be separately distinguished operationally and for financial reporting purposes.
FIN 39: FASB Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts - an interpretation of APB Opinion No. 10 and FASB Statement No. 105.”
FIN 46R: FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities - an interpretation of Accounting Research Bulletin No. 51.”
FIN 48: FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.”
Interests in Purchased Receivables: Represent an ownership interest in a percentage in cash flows of an underlying pool of receivables transferred by a third-party seller into a bankruptcy remote entity, generally a trust.
Investment-grade: An indication of credit quality based upon JPMorgan Chase’s internal risk assessment system. “Investment-grade” generally represents a risk profile similar to a rating of a BBB-/Baa3 or better, as defined by independent rating agencies.
Managed Basis: A non-GAAP presentation of financial results that includes reclassifications related to credit card securitizations and taxable equivalents. Management uses this non-GAAP financial measure at the segment level because it believes this provides information to investors in understanding the underlying operational performance and trends of the particular business segment and facilitates a comparison of the business segment with the performance of competitors.
Managed Credit Card Receivables: Refers to credit card receivables on the Firm’s balance sheet plus credit card receivables that have been securitized.
Mark-to-market exposure: A measure, at a point in time, of the value of a derivative or foreign exchange contract in the open market. When the mark-to-market value is positive, it indicates the counterparty owes JPMorgan Chase and, therefore, creates a repayment risk for the Firm. When the mark-to-market value is negative, JPMorgan Chase owes the counterparty. In this situation, the Firm does not have repayment risk.
Master netting agreement: An agreement between two counterparties that have multiple derivative contracts with each other that provides for the net settlement of all contracts through a single payment, in a single currency, in the event of default on or termination of any one contract. See FIN 39.
Merger: The July 1, 2004, merger with Bank One Corporation.
MSR Risk Management Revenue: Includes changes in MSR asset fair value due to inputs or assumptions in model and derivative valuation adjustments.
NA: Data is not applicable or available for the period presented.
Net yield on interest-earning assets: The average rate for interest-earning assets less the average rate paid for all sources of funds.
NM: Not meaningful.
Overhead Ratio: Noninterest expense as a percentage of Total net revenue.
Principal Transactions: Represents Trading revenue (which includes physical commodities carried at the lower of cost or fair value), primarily in the Investment Bank, plus Private equity gains (losses), primarily in the Private Equity business of Corporate.
Reported Basis: Financial statements prepared under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The reported basis includes the impact of credit card securitizations, but excludes the impact of taxable-equivalent adjustments.
SFAS: Statement of Financial Accounting Standards.
SFAS 123R: “Share-Based Payment.”
SFAS 140: “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125.”
SFAS 156: “Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140.”
SFAS 157: “Fair Value Measurements.”
SFAS 159: “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115.”
Tax-Equivalent Basis: Total net revenue for each of the business segments and the Firm is presented on a tax-equivalent basis. Accordingly, revenue from tax exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenues arising from both taxable and tax-exempt sources. The corresponding income tax impact related to these items is recorded with income tax expense.
Unaudited: The financial statements and information included throughout this document are unaudited and have not been subjected to auditing procedures sufficient to permit an independent certified public accountant to express an opinion thereon.
U.S. GAAP: Accounting principles generally accepted in the United States of America.
Value-at-Risk (“VAR”): A measure of the dollar amount of potential loss from adverse market moves in an ordinary market environment.

JPMORGAN CHASE & CO. Line of Business Metrics

Investment Banking
IB’S REVENUES COMPRISE THE FOLLOWING:
1. Investment banking fees includes advisory, equity underwriting, bond underwriting and loan syndication fees.
2. Fixed income markets includes client and portfolio management revenue related to both market-making and proprietary risk-taking across global fixed income markets, including government and corporate debt, foreign exchange, interest rate and commodities markets.
3. Equities markets includes client and portfolio management revenue related to market-making and proprietary risk-taking across global equity products, including cash instruments, derivatives and convertibles.
4. Credit portfolio revenue includes Net interest income, fees and loan sale activity for IB’s credit portfolio. Credit portfolio revenue also includes gains or losses on securities received as part of a loan restructuring, and changes in the credit valuation adjustment (“CVA”), which is the component of the fair value of a derivative that reflects the credit quality of the counterparty. Credit portfolio revenue also includes the results of risk management related to the Firm’s lending and derivative activities.
Retail Financial Services
DESCRIPTION OF SELECTED BUSINESS METRICS WITHIN REGIONAL BANKING:
1. Personal bankers - Retail branch office personnel who acquire, retain and expand new and existing customer relationships by assessing customer needs and recommending and selling appropriate banking products and services.
2. Sales specialists - Retail branch product-specific experts who are licensed or specifically trained to assist in the sale of investments, mortgages, home equity lines and loans, and products tailored to small businesses.
NET MORTGAGE SERVICING REVENUE COMPRISES THE FOLLOWING:
1. Production income - Includes net gain or loss on sales of mortgage loans, and other production related fees.
2. Servicing revenue - Represents all revenues earned from servicing mortgage loans for third parties, including stated service fees, excess service fees, late fees, and other ancillary fees.
3. Changes in MSR asset fair value due to:
      — inputs or assumptions in the model - Represents MSR asset fair value adjustments due to changes in market-based inputs, such as interest rates and volatility, as well as updates to valuation assumptions used in the valuation model.
      — other changes - Includes changes in the MSR value due to servicing portfolio runoff (or time decay). Effective January 1, 2006, the Firm implemented SFAS 156, adopting fair value for the MSR assets. For the years ended December 31, 2005 and 2004, this amount represents MSR asset amortization expense calculated in accordance with SFAS 140.
4. Derivative valuation adjustments and other - Changes in the fair value of derivative instruments used to offset the impact of changes in market-based inputs to the MSR valuation model.
5. MSR risk management results - Includes “Changes in MSR asset fair value due to inputs or assumptions in model” and “Derivative valuation adjustments and other.”
Retail Financial Services (continued)
MORTGAGE BANKING’S ORIGINATION CHANNELS COMPRISE THE FOLLOWING:
1. Retail - Borrowers who are buying or refinancing a home work directly with a mortgage banker employed by the Firm using a branch office, the Internet or by phone. Borrowers are frequently referred to a mortgage banker by real estate brokers, home builders or other third parties.
2. Wholesale - A third-party mortgage broker refers loan applications to a mortgage banker at the Firm. Brokers are independent loan originators that specialize in finding and counseling borrowers but do not provide funding for loans.
3. Correspondent - Banks, thrifts, other mortgage banks and other financial institutions sell closed loans to the Firm.
4. Correspondent negotiated transactions (“CNT”) - Mid- to large-sized mortgage lenders, banks and bank-owned mortgage companies sell servicing to the Firm on an as-originated basis. These transactions supplement traditional production channels and provide growth opportunities in the servicing portfolio in stable and rising rate periods.
Card Services
DESCRIPTION OF SELECTED BUSINESS METRICS WITHIN CARD SERVICES:
1. Charge volume - Represents the dollar amount of cardmember purchases, balance transfers and cash advance activity.
2. Net accounts opened - Includes originations, purchases and sales.
3. Merchant acquiring business - Represents an entity that processes payments for merchants. JPMorgan Chase is a partner in Chase Paymentech Solutions, LLC.
4. Bank card volume - Represents the dollar amount of transactions processed for merchants.
5. Total transactions - Represents the number of transactions and authorizations processed for merchants.

JPMORGAN CHASE & CO. Line of Business Metrics (continued)

Commercial Banking
COMMERCIAL BANKING REVENUES COMPRISE THE FOLLOWING:
1. Lending includes a variety of financing alternatives, which are often provided on a basis secured by receivables, inventory, equipment, real estate or other assets. Products include term loans, revolving lines of credit, bridge financing, asset-backed structures, and leases.
2. Treasury services includes a broad range of products and services enabling clients to transfer, invest and manage the receipt and disbursement of funds, while providing the related information reporting. These products and services include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, other check and currency-related services, trade finance and logistics solutions, commercial card, and deposit products, sweeps and money market mutual funds.
3. Investment banking products provide clients with sophisticated capital-raising alternatives, as well as balance sheet and risk management tools through advisory, equity underwriting, loan syndications, investment-grade debt, asset-backed securities, private placements, high-yield bonds, derivatives, foreign exchange hedges and securities sales.
DESCRIPTION OF SELECTED BUSINESS METRICS WITHIN COMMERCIAL BANKING:
1. Liability balances include deposits and deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, Fed funds purchased, and repurchase agreements).
2. IB revenues, gross - Represents the revenue related to investment banking products sold to CB clients.
Treasury & Securities Services
Treasury & Securities Services firmwide metrics include certain TSS product revenues and liability balances reported in other lines of business for customers who are also customers of those lines of business. Management reviews firmwide metrics such as liability balances, revenues and overhead ratios in assessing financial performance for TSS as such firmwide metrics capture the firmwide impact of TS’ and TSS’ products and services. Management believes such firmwide metrics are necessary in order to understand the aggregate TSS business.
DESCRIPTION OF SELECTED BUSINESS METRICS WITHIN TREASURY & SECURITIES SERVICES:
Liability balances include deposits and deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, Fed funds purchased, and repurchase agreements).
Asset Management
Assets Under Management: Represent assets actively managed by Asset Management on behalf of institutional, private banking, private client services and retail clients. Excludes assets managed by American Century Companies, Inc., in which the Firm has a 44% ownership interest.
Assets Under Supervision: Represents assets under management as well as custody, brokerage, administration and deposit accounts.
Alternative Assets: The following types of assets constitute alternative investments - hedge funds, currency, real estate and private equity.
AM’s CLIENT SEGMENTS COMPRISE THE FOLLOWING:
1. Institutional brings comprehensive global investment services — including asset management, pension analytics, asset-liability management and active risk budgeting strategies - to corporate and public institutions, endowments, foundations, not-for-profit organizations and governments worldwide.
2. Retail provides worldwide investment management services and retirement planning and administration through third-party and direct distribution of a full range of investment vehicles.
3. The Private Bank addresses every facet of wealth management for ultra-high-net-worth individuals and families worldwide, including investment management, capital markets and risk management, tax and estate planning, banking, capital raising and specialty-wealth advisory services.
4. Private Client Services offers high-net-worth individuals, families and business owners in the United States comprehensive wealth management solutions, including investment management, capital markets and risk management, tax and estate planning, banking, and specialty-wealth advisory services.